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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AmeriCredit Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICREDIT CORP.
801 Cherry Street, Suite 3500
Fort Worth, Texas 76102

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

Dear AmeriCredit Shareholder:

        On Tuesday, October 27, 2009, AmeriCredit Corp. will hold its 2009 Annual Meeting of Shareholders at The Fort Worth Club, 306 West Seventh Street, Fort Worth, Texas 76102. The meeting will begin at 10:00 a.m.

        Only shareholders who owned stock at the close of business on Friday, August 28, 2009 can vote at this meeting or any adjournments that may take place. At the meeting we will:

  1.
  Elect four members of the Board of Directors to serve for a term expiring in 2012;

  2.
  Consider and vote upon the adoption of the Amended and Restated Senior Executive Bonus Plan;

  3.
  Ratify the appointment by AmeriCredit's Audit Committee of the independent registered public accounting firm for fiscal 2010; and

  4.
  Attend to other business properly presented at the meeting.

        Your vote is important to us. Whether or not you plan to attend the meeting in person, please cast your vote, as instructed in the Notice Regarding Availability of Proxy Materials or proxy card, over the Internet or by telephone or by mail, as promptly as possible. We urge you to vote early using one of these methods if you do not expect to attend. You can still attend the meeting and vote in person if you choose.

        We have provided this Proxy Statement to provide background information for you to use when casting your vote.

                      Sincerely,

                      J. Michael May
                       Secretary

September 16, 2009

AMERICREDIT CORP.
801 Cherry Street, Suite 3500
Fort Worth, Texas 76102

PROXY STATEMENT
FOR 2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 27, 2009

 GENERAL INFORMATION

Date, Time, Place and Purpose of Meeting

        The 2009 Annual Meeting of Shareholders of AmeriCredit Corp. (the "Annual Meeting") will be held on Tuesday, October 27, 2009, at 10:00 a.m., Central Daylight Time, at The Fort Worth Club, 306 West Seventh Street, Fort Worth, Texas 76102. The purposes of the Annual Meeting are set forth in the Notice of 2009 Annual Meeting of Shareholders (the "Notice") to which this Proxy Statement is attached. AmeriCredit Corp. is referred to as "AmeriCredit" or the "Company" in this Proxy Statement.

Internet Availability of Proxy Materials

        Under rules recently adopted by the Securities and Exchange Commission ("SEC"), the Company is now primarily furnishing proxy materials to our shareholders on the Internet, rather than mailing paper copies of the materials (including the Annual Report on Form 10-K for fiscal 2009) to each shareholder. If you received only a Notice Regarding the Availability of Proxy Materials (the "e-Proxy Notice") by mail or email, you will not receive a paper copy of these proxy materials unless you request one. Instead, the e-Proxy Notice will instruct you as to how you may access and review the proxy materials on the Internet. The e-Proxy Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received an e-Proxy Notice by mail or email and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the e-Proxy Notice.

        We anticipate that the e-Proxy Notice will be mailed to our shareholders on or about September 16, 2009, and will be sent by email to our shareholders who have opted for such means of delivery on or about September 18, 2009. All shareholders who have previously expressed a specific request to receive paper copes of proxy materials will receive a copy of the proxy materials by mail beginning on or about September 17, 2009.

Voting and Revocability of Proxies

        Shareholders of record may vote:

  •
  Via the Internet at www.proxyvote.com;

  •
  By telephone (within the U.S. or Canada) toll-free at 1-800-690-6903;

  •
  By signing and returning the enclosed proxy card; or

  •
  By attending the Annual Meeting and voting in person.

        If voting by Internet or telephone, you must do so before 11:59 p.m., Eastern Daylight Time, on Monday, October 26, 2009. After that time, Internet and telephone voting will not be permitted, and a shareholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person.

        The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by (i) giving written notice of revocation to the Secretary of the Company at the Company's principal executive office, (ii) by executing and delivering a later-dated proxy (including by Internet or telephone) or (iii) by attending the Annual Meeting and voting in person. However, no such revocation shall be effective until such notice has been received by the Company at or before the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

Solicitation of Proxies

        The accompanying proxy is solicited by the Board of Directors on behalf of the Company to be voted at the Annual Meeting for the purposes set forth in the accompanying Notice of 2009 Annual Meeting of Shareholders and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted FOR the election of directors and in favor of the other proposals set forth in the Notice.

        In addition to the solicitation of proxies, the directors, officers and regular employees of the Company may solicit the return of proxies either by mail, telephone, email or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners. The cost of preparing, printing, assembling and mailing the Annual Report, the Notice, this Proxy Statement and the enclosed proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares and other costs of solicitations, will be borne by AmeriCredit.

Householding

        Some banks, brokers and other record holders utilize the practice of "householding" proxy statements and annual reports. "Householding" is the term used to describe the practice of delivering a single set of the proxy statement and annual report to any household at which two or more shareholders reside if a company reasonably believes the shareholders are members of the same family. This procedure would reduce the volume of duplicate information shareholders receive and would also reduce the Company's printing and mailing costs. The Company will promptly deliver an additional copy of either document to any shareholder who writes or calls the Company at the following address or phone number: Investor Relations, AmeriCredit Corp., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, (817) 302-7000.

 QUORUM AND VOTING

        The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on August 28, 2009 (the "Record Date"). On the Record Date, there were 133,279,176 shares of Common Stock of the Company, par value $0.01 per share, outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. The election of directors, the adoption of the Amended and Restated Senior Executive Bonus Plan and the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2010 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions from voting and broker non-votes are counted for the purpose of determining the existence of a quorum but will not be treated as votes cast and, therefore, will be disregarded and have no effect on the outcome of such votes.

        The Company's Bylaws provide that director nominees are elected by the vote of a majority of the votes cast in an election in which the number of director nominees is equal to the number of Board positions to be filled by the election. Votes cast include votes to withhold approval of a director nominee but do not include abstentions from voting. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. If an incumbent nominee does not receive an affirmative majority of the votes cast for that nominee, he or she is required to tender his or her resignation to the Board, subject to acceptance by the Board. In such case, the Board may in its discretion refer such resignation to a committee of the Board for its review and the making of a recommendation to the full Board regarding the action to be taken with respect to the resignation. The committee is required to make its recommendation to the Board within 60 days of the date of the certification of the results of the election and provide an explanation of its rationale underlying its recommendation. The Board is required to act on any such resignation within 120 days from the date of the certification of the election results and publicly disclose its decision and the rationale underlying the decision. In acting on a tendered resignation, the Board may accept the resignation, not accept the resignation and impose conditions on the director's continued membership, not accept the resignation and recommend a plan to address the underlying reasons for the votes against, or take some other action the Board deems appropriate and in the best interests of the Company under the circumstances. The director who tenders his or her resignation shall not participate in the recommendation of a committee or the decision of the Board with respect to his or her resignation. If a director's resignation is accepted by the Board of Directors, or if a nominee director is not elected and the nominee is not an incumbent director, then the Board of Directors may, in its discretion, fill the resulting vacancy or may decrease the size of the Board.

 PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

        The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (1) each current director and nominee for director of the Company; (2) the Company's Chief Executive Officer and each of the other five most highly compensated executive officers of the Company; (3) all of our present executive officers and directors as a group; and (4) each other person known to us to own beneficially more than five percent of our presently outstanding Common Stock. Unless otherwise indicated, the address for the following shareholders is 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102.

	Common Stock Owned Beneficially(1)		Percent of Class Owned Beneficially(1)
Leucadia National Corporation	33,340,440	(2)	25.02%
Fairholme Capital Management, L.L.C.	32,307,322	(3)	24.24%
Fairholme Funds, Inc. Bruce R. Berkowitz
Columbia Wanger Asset Management, L.P.	10,113,300	(4)	7.59%
Clifton H. Morris, Jr.	1,633,240	(5)	1.22%
Daniel E. Berce	887,566	(6)	*
John R. Clay	114,900	(7)	*
Ian M. Cumming	9,100	(8)	*
A.R. Dike	169,200	(9)	*
James H. Greer	365,416	(10)	*
Douglas K. Higgins	341,900	(11)	*
Kenneth H. Jones, Jr.	222,400	(12)	*
Justin R. Wheeler	9,100	(13)	*
Chris A. Choate	287,586	(14)	*
Steven P. Bowman	233,651	(15)	*
Kyle R. Birch	37,811	(16)	*
Brian S. Mock	16,209	(17)	*
All Present Executive Officers and Directors as a Group (17 Persons)	36,702,700	(18)	27.22%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to the shares of our Common Stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The percentages are based upon 133,279,176 shares outstanding as of the Record Date, except for officers and directors who hold shares subject to stock options and stock appreciation rights ("SARs") that are presently exercisable or exercisable within 60 days of the Record Date, vested restricted stock units ("RSUs") that are manditorily deferred and vested performance-based RSUs that are manditorily deferred. The percentages for officers and directors who hold shares subject to stock options and SARs that are presently exercisable or exercisable within 60 days of the Record Date, vested RSUs that are manditorily deferred and vested performance-based RSUs that are manditorily deferred are based upon the sum of 133,279,176 shares outstanding plus the number of shares subject to stock options and SARs that are presently exercisable or exercisable within 60 days of the Record Date, vested RSUs that are manditorily deferred and vested performance-based RSUs that are manditorily deferred held by them, as indicated in the following footnotes.

(2)
The indicated interest was reported on separate Form 4's filed with the SEC by Leucadia National Corporation ("Leucadia") and Ian M. Cumming on August 17, 2009, reporting interests held as of

  August 17, 2009. This reflects 33,340,440 shares directly owned by BEI-Longhorn, LLC ("BEI Longhorn") and indirectly owned by BEI Arch Holdings, LLC ("BEI Arch"), Baldwin Enterprises, Inc. ("Baldwin"), Phlcorp, Inc. ("Phlcorp") and Leucadia. BEI Longhorn is a wholly-owned subsidiary of BEI Arch, BEI Arch is a wholly-owned subsidiary of Baldwin, Baldwin is a wholly-owned subsidiary of Phlcorp and Phlcorp is a wholly-owned subsidiary of Leucadia. The address of Leucadia is 315 Park Avenue South, New York, New York 10010.

(3)
The indicated interest was reported on a Schedule 13D/A filed jointly with the SEC by Fairholme Capital Management, L.L.C., Fairholme Funds, Inc. and Bruce R. Berkowitz on December 15, 2008, reporting interests held as of December 12, 2008. This reflects 31,814,670 shares held jointly by Fairholme Capital Management, L.L.C., Fairholme Funds, Inc. and Mr. Berkowitz and reflects 492,652 shares owned directly by Mr. Berkowitz. Mr. Berkowitz is Managing Member of Fairholme Capital Management, L.L.C. and President of Fairholme Funds, Inc. Mr. Berkowitz is deemed to have beneficial ownership of these shares because he holds voting and dispositive power over all shares beneficially owned by Fairholme Capital Management, L.L.C. and Fairholme Funds, Inc. The address of Fairholme Capital Management, L.L.C., Fairholme Funds, Inc. and Mr. Berkowitz is 4400 Biscayne Boulevard, 9th Floor, Miami, Florida 33137.

(4)
Pursuant to a Schedule 13F filed on or about June 30, 2009, Columbia Wanger Asset Management, L.P. reports holding an aggregate of 10,113,300 shares. The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe, Suite 3000, Chicago, Illinois 60606.

(5)
This amount includes 194,666 shares subject to SARs that are currently exercisable or exercisable within 60 days and vested performance-based RSUs that are manditorily deferred. This amount also includes (i) 50,537 shares of Common Stock in the name of Sheridan C. Morris, Mr. Morris' wife, and (ii) 300,000 shares owned by Clydesdale Partners Fund Limited Partnership, L.L.P. ("Clydesdale"), a Texas limited partnership of which the sole general partner is SCHM Investments, Inc. ("SCHM"); the sole shareholders of SCHM are Mr. Morris and his wife. The limited partners of Clydesdale are Mr. Morris, his wife and SCHM.

(6)
This amount includes 194,666 shares subject to SARs that are currently exercisable or exercisable within 60 days and vested performance-based RSUs that are manditorily deferred.

(7)
This amount includes 87,900 shares subject to stock options that are currently exercisable or exercisable within 60 days and vested RSUs that are manditorily deferred.

(8)
The amount includes 9,100 vested RSUs that are manditorily deferred. Excludes shares held by Leucadia as to which Mr. Cumming disclaims beneficial ownership.

(9)
This amount includes 127,900 shares subject to stock options that are currently exercisable or exercisable within 60 days and vested RSUs that are manditorily deferred. This amount also includes 6,000 shares of Common Stock held in the name of Sara B. Dike, Mr. Dike's wife.

(10)
The amount includes 167,900 shares subject to stock options that are currently exercisable or exercisable within 60 days and vested RSUs that are manditorily deferred.

(11)
This amount includes 167,900 shares subject to stock options that are currently exercisable or exercisable within 60 days and vested RSUs that are manditorily deferred. This amount does not include 40,000 shares held in trust for the benefit of certain family members of Mr. Higgins, as to which Mr. Higgins disclaims any beneficial interest.

(12)
This amount includes 147,900 shares subject to stock options that are currently exercisable or exercisable within 60 days and vested RSUs that are manditorily deferred.

(13)
The amount includes 9,100 vested RSUs that are manditorily deferred.

(14)
This amount includes 183,533 shares subject to stock options and SARs that are currently exercisable or exercisable within 60 days and vested performance-based RSUs that are manditorily deferred.

(15)
This amount includes 176,433 shares subject to stock options and SARs that are currently exercisable or exercisable within 60 days and vested performance-based RSUs that are manditorily deferred.

(16)
This amount includes 33,240 shares subject to stock options that are currently exercisable or exercisable within 60 days and vested performance-based RSUs that are manditorily deferred.

(17)
This amount includes 12,720 shares subject to stock options that are currently exercisable or exercisable within 60 days and vested performance-based RSUs that are manditorily deferred.

(18)
This amount excludes shares held by Leucadia (but does include the shares directly owned by Messrs. Cumming and Wheeler, described in footnotes 8 and 13 above, respectively). This amount includes (i) shares held by Fairholme Capital Management, L.L.C., Fairholme Funds, Inc. and Mr. Berkowitz with shared voting and dispositive power, described in footnote 3 above, (ii) directly owned shares with sole voting and dispositive power, (iii) shares subject to stock options and SARs that are currently exercisable or exercisable within 60 days, (iv) vested RSUs that are manditorily deferred and (v) vested performance-based RSUs that are manditorily deferred.

 ELECTION OF DIRECTORS
(Item 1)

        On September 7, 1999, the Board of Directors adopted amendments to the Company's Bylaws classifying the Board of Directors into three (3) classes, as nearly equal in number as possible, each of whom would serve for three years, with one class being elected each year. The Board of Directors believes that the staggered three-year term of the classified Board of Directors helps assure the continuity and stability of management of the Company. This continuity and stability results from the fact that with the classified Board of Directors, the majority of the directors at any given time will have prior experience as directors of the Company. The classified Board of Directors is also intended to protect shareholders' rights in the event of an acquisition of control by an outsider who does not have the support of the Board of Directors.

        On March 4, 2008, the Company and Leucadia National Corporation ("Leucadia") entered into a standstill letter agreement regarding Leucadia's ownership of the Company's Common Stock. On December 12, 2008, the Company and Leucadia entered into an amended and restated standstill letter agreement (as amended and restated, the "Leucadia Agreement"). Under the terms of the Leucadia Agreement, the Company agreed to create two additional director positions on its Board of Directors and to elect two representatives designated by Leucadia to fill the two new positions. The Company also agreed that it will not increase the size of its Board of Directors to more than nine, without the approval of both a majority of the directors unaffiliated with Leucadia and Leucadia's designated directors. Leucadia's right to have two designees on the Board will terminate if Leucadia subsequently sells or otherwise disposes of shares of Common Stock and as a result owns less than 20% of the outstanding Common Stock of the Company. The Leucadia Agreement expires on March 3, 2010, subject to certain events that would cause earlier termination of these restrictions, including such time as Leucadia beneficially owns less than 5% of the Company's Common Stock. On March 4, 2008, the Company's Board of Directors amended its Bylaws, created two new director positions and elected Ian M. Cumming and Justin R. Wheeler to fill those positions. Mr. Wheeler was elected for a term expiring in 2008, and Mr. Cumming was elected for a term expiring in 2009, pursuant to the provisions of the Leucadia Agreement. Both Mr. Cumming and Mr. Wheeler are officers of Leucadia, and Mr. Cumming is Chairman of Leucadia's Board of Directors. At the 2008 Annual Meeting of Shareholders, the shareholders of the Company elected Mr. Wheeler to serve as a director of the Company for a term expiring in 2011 and Mr. Cumming to serve as a director of the Company for a term expiring in 2009. As a result of the Company and Leucadia entering into the amended and restated standstill letter agreement, Leucadia was provided with pre-emptive rights identical to those granted to Fairholme Funds, Inc. ("Fairholme"), as described below.

        On December 12, 2008, the Company entered into a standstill letter agreement (the "Fairholme Agreement") with Fairholme and Fairholme Capital Management, L.L.C. (on behalf of certain advisory accounts through which it may have beneficial ownership of shares of Common Stock of the Company) regarding Fairholme's and Fairholme Capital Management, L.L.C.'s ownership of the Company's Common Stock. Under the terms of the Fairholme Agreement, the Company agreed to create one additional director position on its Board of Directors and to elect a representative designated by Fairholme and Fairholme Capital Management, L.L.C. The Company also agreed that it will not increase the size of its Board of Directors to more than ten, without the approval of both a majority of the directors unaffiliated with Fairholme's and Fairholme Capital Management, L.L.C.'s designated director. These provisions will terminate if Fairholme and Fairholme Capital Management, L.L.C. subsequently sell or otherwise dispose of shares of Common Stock and as a result own collectively less than 20% of the outstanding Common Stock of the Company. The Fairholme Agreement expires on December 31, 2010, subject to certain events that would cause earlier termination of the restrictions on Fairholme's and Fairholme Capital Management, L.L.C.'s ownership of our Common Stock, including such earlier time as Fairholme and Fairholme Capital Management, L.L.C. collectively beneficially own less than 5% of the Company's Common Stock. On December 12, 2008, the Company's Board of Directors amended its Bylaws, created a new director position and elected Bruce R. Berkowitz to fill this position. Mr. Berkowitz was elected for a term expiring in 2009, pursuant to the provisions of the Fairholme Agreement. Mr. Berkowitz is President and a member of the Board of Directors of Fairholme. The Fairholme Agreement also provides that Fairholme shall have certain pre-emptive rights regarding the proposed issuance by the Company of any Common Stock or securities exercisable or convertible into Common Stock or any other security with voting rights and Fairholme's proportionate ownership of Common Stock, subject to certain exceptions. Also under the Fairholme Agreement, Fairholme and Fairholme Capital Management, L.L.C. (on behalf of such advisory accounts) granted a proxy to vote certain shares of Common Stock held by them to Clifton H. Morris, Jr., AmeriCredit's chairman. The Company also entered into a separate standstill letter agreement on December 12, 2008 with Bruce R. Berkowitz and certain of his family members and controlled entities under which they agreed to standstill restrictions similar to those set out in the Fairholme Agreement with respect to their ownership of the Company's Common Stock.

        In order to be elected, a nominee will be elected as a director if such nominee receives a majority of votes cast as described under "Quorum and Voting" on page 3. Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of the following named nominees to the Board of Directors.

        Vacancies occurring on the Board may be filled by the Board of Directors upon recommendations of the Nominating and Corporate Governance Committee for the unexpired term of the replacement director's predecessor in office.

        The Board of Directors has selected the following nominees recommended by the Nominating and Corporate Governance Committee for election to the Board of Directors:

  Class I—Term to Expire at 2012 Annual Meeting
  Daniel E. Berce
  Bruce R. Berkowitz
  Ian M. Cumming
  James H. Greer

NOMINEES FOR TERMS EXPIRING IN 2012:

        DANIEL E. BERCE, 55, has been a director since 1990. Mr. Berce has been President and Chief Executive Officer since August 2005. Mr. Berce served as President from April 2003 until August 2005. Mr. Berce was Vice Chairman and Chief Financial Officer from November 1996 until April 2003. Mr. Berce is also a director of AZZ incorporated, a publicly held company that manufactures specialty electrical equipment and provides galvanizing services to the steel fabrication industry, and Cash America International, Inc., a publicly held company that provides specialty financial services to consumers.

        BRUCE R. BERKOWITZ, 51, has been a director since December 2008. Mr. Berkowitz is the Founder and Managing Member of Fairholme Capital Management, L.L.C., a registered investment adviser, which he has managed since 1997. In addition, Mr. Berkowitz is the President and a director of Fairholme Funds, Inc. Mr. Berkowitz is also a director of White Mountains Insurance Group, Ltd., a publicly held company with business interests in property and casualty insurance and reinsurance.

        IAN M. CUMMING, 69, has been a director since March 2008. Mr. Cumming has served as a director and Chairman of the Board of Leucadia National Corporation ("Leucadia") since June 1978. Leucadia is a publicly held diversified holding company engaged in a variety of businesses, including manufacturing, telecommunications, property management and services, gaming entertainment, real estate activities, medical product development and winery operations. In addition, Mr. Cumming is Chairman of the Board of The FINOVA Group Inc., a middle market lender. Mr. Cumming is also a director of Skywest, Inc., a Utah-based regional air carrier, HomeFed Corporation, a publicly held real estate development company, and Jefferies Group, Inc., a publicly held full service global investment bank and institutional securities firm serving companies and other investors. Mr. Cumming is an alternate director of Fortescue Metals Group Ltd, an Australian public company that is engaged in the mining of iron ore.

        JAMES H. GREER, 82, has been a director since 1990. Mr. Greer is Chairman of the Board of Greer Capital Corporation as well as Chairman of two companies involved in real estate and commercial real estate development and management. From 1985 to 2001, Mr. Greer served as Chairman of the Board of Shelton W. Greer Co., Inc., which engineers, manufactures, fabricates and installs building specialty products, and as Chairman of the Board of Vermiculite Products, Inc. Mr. Greer served as a director of Service Corporation International for 27 years, retiring from that position in 2005. Mr. Greer has 30 years of experience as a director with five different banking institutions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

CONTINUING DIRECTORS—CLASS II—Terms Expiring in 2010:

        A.R. DIKE, 73, has been a director since 1998. Mr. Dike is the President and Chief Executive Officer of The Dike Company, Inc., a private insurance agency, and has been in such position since July 1999. Prior to July 1999, Mr. Dike was President of Willis Corroon Life, Inc. of Texas, and was in such position for more than five years. Mr. Dike previously served as a director for several insurance companies. Mr. Dike served as a director of JPMorgan Chase Bank of Tarrant County and its predecessor banks from 1977 though 1988 and served as an advisory director until 2008. Mr. Dike served as a director of Cash America International, Inc. for 21 years, retiring from that position in April 2009.

        DOUGLAS K. HIGGINS, 59, has been a director since 1996. Mr. Higgins is a private investor and owner of Higgins & Associates and has been in such position since July 1994. Mr. Higgins served as the President and Chief Executive Officer of H&M Food Systems Company, Inc. from 1983 through 1994.

        KENNETH H. JONES, JR., 74, has been a director since 1988. Mr. Jones, a private investor, retired as Vice Chairman of KBK Capital Corporation ("KBK") (now known as Marquette Commercial Finance, Inc.), a non-bank commercial finance company, in December 1999. Mr. Jones had been Vice Chairman of KBK since January 1995. Prior to January 1995, Mr. Jones was a shareholder in the Decker, Jones, McMackin, McClane, Hall & Bates, P.C. law firm in Fort Worth, Texas, and was with such firm and its predecessor or otherwise involved in the private practice of law in Fort Worth, Texas for more than five years.

CONTINUING DIRECTORS—CLASS III—Terms Expiring in 2011:

        CLIFTON H. MORRIS, JR., 74, has been a director since 1988. Mr. Morris has been Chairman of the Board since May 1988. Mr. Morris served as Chairman of the Board and Chief Executive Officer from May 1988 to July 2000 and from April 2003 to August 2005. Mr. Morris also served as President from May 1988 until April 1991 and from April 1992 to November 1996. Mr. Morris is also a director of Service Corporation International, a publicly held company that owns and operates funeral homes and related businesses.

        JOHN R. CLAY, 61, has been a director since 2003. Mr. Clay was Chief Executive Officer of Practitioners Publisher Company, Inc., a leading publisher of accounting and auditing manuals for CPA firms, from 1979 to 1999. Mr. Clay has also served 12 years as a public accountant, first with Ernst & Ernst and later as a partner with Rylander, Clay & Opitz. Mr. Clay is a certified public accountant and has authored several accounting articles and financial publications.

        JUSTIN R. WHEELER, 37, has been a director since March 2008. Mr. Wheeler joined Leucadia in 2000. Currently, Mr. Wheeler is President of the Asset Management Group and a Vice President of Leucadia and has been in such positions since 2000. Mr. Wheeler is also a director of International Assets Holding Corporation, a publicly held financial services firm focused on select international markets.

Board Committees and Meetings

        Standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

        As enumerated more fully in its charter, which may be accessed on the Company's website at www.americredit.com and is available in print to any shareholder requesting it, the Audit Committee's principal responsibilities consist of the following:

  •
  Review and discuss with management and the independent registered public accounting firm the quarterly and annual financial statements, including disclosures made in management's discussion and analysis.

  •
  Review and discuss with management and the independent registered public accounting firm the effect of any major changes to the Company's accounting principles and practices, as well as the impact of any regulatory and accounting initiatives on the Company's financial statements.

  •
  Review and discuss with management and the independent registered public accounting firm the effectiveness of management's internal controls over the Company's financial reporting process.

  •
  Oversee and review the performance of the Company's internal audit function.

  •
  Review the qualifications, independence and performance of the independent registered public accounting firm annually and appoint or re-appoint the independent registered public accounting firm.

  •
  Review and discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  •
  Review and discuss summary reports from the Company's compliance hotline, a toll-free number available to Company employees to make anonymous reports of any complaints or issues regarding the Company's financial statements or accounting policies.

        The Board has affirmatively determined that (i) all members of the Audit Committee are independent under the rules of the New York Stock Exchange and the Board's Corporate Governance Guidelines, (ii) all members of the Audit Committee are financially literate, as the Board interpreted such qualifications in its business judgment and (iii) Mr. Clay qualifies as an audit committee financial expert as defined in Item 401 of Regulation S-K under the Securities Exchange Act of 1934, as amended. Members consist of Messrs. Clay, Dike, Greer and Jones. In fiscal 2009, the Audit Committee met four times and, pursuant to the authority delegated to him by the Audit Committee, Mr. Jones, Chairman of the Audit Committee, met with the Company's independent registered public accounting firm several additional times. The "Report of the Audit Committee" is contained in this Proxy Statement beginning on page 46. No Audit Committee member serves on the Audit Committee of more than three public companies.

Compensation Committee

        As enumerated more fully in its charter, which may be accessed on the Company's website at www.americredit.com and is available in print to any shareholder requesting it, the Compensation Committee's principal responsibilities consist of the following:

  •
  Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of these established goals and objectives and set the CEO's annual compensation, including salary, bonus, incentive and equity compensation.

  •
  Oversee and evaluate, based on input and recommendations from the CEO, the performance of and compensation structure (including salary, bonus and equity compensation) for the members of the Company's executive management team.

  •
  Administer the Company's employee equity-based compensation plans and grant equity-based awards and amend and terminate equity-based compensation plans.

  •
  Retain and terminate compensation consultants to evaluate the compensation of officers.

        The Board has affirmatively determined that all members of the Compensation Committee are independent under the rules of the Securities Exchange Act of 1934, as amended, the New York Stock Exchange, the Internal Revenue Code of 1986, as amended, and the Board's Corporate Governance Guidelines. Members consist of Messrs. Clay, Greer, Higgins and Jones. In fiscal 2009, the Compensation Committee met three times. The "Compensation Committee Report" is contained in this Proxy Statement on page 26.

Nominating and Corporate Governance Committee

        As enumerated more fully in its charter, which may be accessed on the Company's website at www.americredit.com and is available in print to any shareholder requesting it, the Nominating and Corporate Governance Committee's principal responsibilities consist of the following:

  •
  Regularly review, monitor and, as appropriate, update the Corporate Governance Guidelines.

  •
  Develop qualification standards for Board membership.

  •
  Identify and recruit new candidates for the Board, develop a re-nomination review process for current Board members and develop a process to review director nominees received from shareholders.

  •
  Recommend director nominees to the Board for approval, who, if approved, will stand for election by the shareholders at the Annual Meeting.

  •
  Make recommendations to the Board with respect to committee assignments for Board members, including the chairmanships of the committees.

  •
  Develop and lead an annual process for self-assessment of the Board as a whole and for the committees.

  •
  Oversee CEO and executive succession planning at the Company, including the development of both short-term (i.e., emergency) succession plans and long-term succession plans, including leadership development planning.

  •
  Develop and regularly review a program for the orientation of new Board members, in conjunction with the Chairman of the Board, so that they can quickly become sufficiently knowledgeable about the Company to contribute meaningfully to Board discussions and decision-making.

  •
  Make recommendations to the Board with respect to directors' compensation and to regularly review and, as appropriate, recommend revisions to directors' compensation.

        The Board has affirmatively determined that all members of the Nominating and Corporate Governance Committee are independent under the rules of the New York Stock Exchange and the Board's Corporate Governance Guidelines. In fiscal 2009, the Nominating and Corporate Governance Committee met three times. Members consist of Messrs. Dike, Greer, Higgins and Jones. Mr. Dike, as Chairman of this Committee, led the executive sessions of the independent directors held during every Board meeting.

        The Board of Directors held five regularly scheduled meetings during the fiscal year ended June 30, 2009. Various matters were also approved during the last fiscal year by unanimous written consent of the

Board of Directors. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

Director Compensation

        The following table sets forth director compensation for fiscal 2009. The table and following discussion apply to directors who are not employees (outside directors). Employees who are directors (namely, Messrs. Morris and Berce) do not receive director fees or other director compensation. As stated in the footnotes to the following table, the amounts in the option awards column are based upon expenses recognized for financial reporting purposes in fiscal 2009 and do not represent the fair market value of the stock options or any actual income derived from such stock options.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Bruce R. Berkowitz	0		0	0	38,216	(4)	38,216
John R. Clay	54,500	(6)	96,944	67,962	0		219,406
Ian M. Cumming	44,000	(7)	96,944	0	0		140,944
A.R. Dike	57,500	(8)	96,944	67,962	30,482	(5)	252,888
James H. Greer	59,000	(9)	96,944	67,962	55,541	(5)	279,447
Douglas K. Higgins	56,000	(10)	96,944	67,962	56,838	(5)	277,744
Kenneth H. Jones, Jr.	63,000	(11)	96,944	67,962	42,914	(5)	270,820
Justin R. Wheeler	44,000	(12)	96,944	0	0		140,944

(1)
In fiscal 2009, Messrs. Clay, Cumming, Dike, Greer, Higgins, Jones and Wheeler received a $24,000 annual Board of Director retainer fee. The Audit Committee Chairman received a $4,000 annual retainer fee, and the Compensation Committee Chairman and Nominating and Corporate Governance Committee Chairman each received $3,000 annual retainer fees. In addition to the annual retainer, Messrs. Clay, Cumming, Dike, Greer, Higgins, Jones and Wheeler received $4,000 for each Board meeting attended and received $1,500 for each Committee meeting attended.

(2)
The stock awards column sets forth the dollar amounts recognized in fiscal 2009 for financial statement reporting purposes for restricted stock units ("RSUs") in accordance with FAS 123R. During fiscal 2009, Messrs. Clay, Cumming, Dike, Greer, Higgins, Jones and Wheeler did not realize any financial benefit from these awards. Under the Non-Employee Director Compensation Plan for Fiscal 2009, as amended, each outside director (except Mr. Berkowitz) received a long-term incentive equity award with a grant date equity value of approximately $125,000. In fiscal 2009, the equity award granted was in the form of RSUs. The number of RSUs granted is determined by dividing the closing stock price on the grant date into the equity value and rounded up to the nearest 100. Accordingly, each outside director (except Mr. Berkowitz) received 18,200 RSUs based on the closing price of the Company's Common Stock on December 12, 2008 of $6.88 per share. The grant was 50 percent vested on June 12, 2009 and the remaining 50 percent will vest on December 12, 2009. The Common Stock to be issued in connection with the RSUs will be distributed upon the earliest to occur of (1) the board members' death, disability or separation from the board, (2) a change of control event, or (3) December 12, 2013.

(3)
The option awards column sets forth the dollar amounts recognized in fiscal 2009 for financial statement reporting purposes for stock options in accordance with FAS 123R. On November 5, 2003, the date of the Company's 2003 Annual Meeting of Shareholders, options to purchase 20,000 shares of Common Stock were granted to each of Messrs. Clay, Dike, Greer, Higgins and Jones at an exercise price of $13.55 per share (the "2003 Stock Options"). On November 3, 2004, the date of the

  Company's 2004 Annual Meeting of Shareholders, options to purchase 20,000 shares of Common Stock were granted to each of Messrs. Clay, Dike, Greer, Higgins and Jones at an exercise price of $19.57 per share (the "2004 Stock Options"). During fiscal 2009 and in prior years, Messrs. Clay, Greer, Higgins and Jones did not realize any financial benefit from these awards. During fiscal 2006, Mr. Dike exercised all of his 2003 Stock Options, and the value realized on the exercise was $294,429. The value reflects the aggregate difference between the stock option exercise price and the prices of the Company's stock when the stock options were exercised and does not reflect the tax consequences of the exercise. As of June 30, 2009, based on the closing price of $13.55 per share of the Company's Common Stock on such date, the number of shares underlying the 2003 Stock Options and 2004 Stock Options and the value of such unexercised options for Messrs. Clay, Dike, Greer, Higgins and Jones are as follows:

Name	Shares of Common Stock Underlying the 2003 Stock Options and the 2004 Stock Options as of June 30, 2009(#) Exercisable/Unexercisable	Value of the 2003 Stock Options and 2004 Stock Options as of June 30, 2009($) Exercisable/Unexercisable
John R. Clay	40,000/0	0/0
A.R. Dike	20,000/0	0/0
James H. Greer	40,000/0	0/0
Douglas K. Higgins	40,000/0	0/0
Kenneth H. Jones, Jr.	40,000/0	0/0
(4)
The amounts represent the reasonable out-of-pocket expenses incurred during fiscal 2009 in connection with Mr. Berkowitz's attendance and participation in the meetings of the Company's Board of Directors. Due to certain fiduciary duties regarding investors in Fairholme Funds, Inc. ("Fairholme"), Mr. Berkowitz has declined any Board compensation and has requested instead that he or Fairholme be reimbursed for reasonable out-of-pocket expenses incurred by him or Fairholme in connection with his attendance and participation in meetings of the Company's Board of Directors not to exceed $125,000 in any fiscal year.

(5)
The amounts represent the incremental cost of personal use of Company aircraft to the extent not reimbursed by the outside director to the Company. The cost includes the average cost of fuel used, direct costs incurred (such as flight planning services, pilot expenses and food) and an hourly charge for maintenance of the engines and airframe. The outside directors are entitled to certain hours of use of the Company's aircraft for personal reasons in accordance with the Company's usage policy approved by the Board of Directors and pursuant to a signed dry lease agreement which is governed by FAA regulations. For each flight in excess of the allocated personal use flight hours, the outside directors are required to reimburse the Company for operating costs associated with personal aircraft usage which are based on an hourly rate and include estimates for costs that are specifically defined by the FAA regulations pursuant to dry lease agreements. Personal use is treated as taxable compensation to the outside director to the extent the Internal Revenue Service valuation of the personal aircraft usage exceeds the payments pursuant to the dry lease agreement.

(6)
Consists of $24,000 of annual retainer fees and $30,500 of meeting fees.

(7)
Consists of $24,000 of annual retainer fees and $20,000 of meeting fees.

(8)
Consists of $27,000 of annual retainer fees and $30,500 of meeting fees.

(9)
Consists of $24,000 of annual retainer fees and $35,000 of meeting fees.

(10)
Consists of $27,000 of annual retainer fees and $29,000 of meeting fees.

(11)
Consists of $28,000 of annual retainer fees and $35,000 of meeting fees.

(12)
Consists of $24,000 of annual retainer fees and $20,000 of meeting fees.

Director Stock Ownership Guidelines

        On April 27, 2004, the Board of Directors adopted stock ownership guidelines for each director as described in the Corporate Governance Guidelines. Each director is expected to own stock in the Company having a value that, by the third anniversary of the later of the adoption of the Corporate Governance Guidelines or his or her election to the Board, equals twice the director's annual retainer then in effect. Presently, all of the directors own more than the minimum number of shares necessary to comply with the director stock ownership guidelines.

Corporate Governance

        The Board of Directors has adopted a Code of Business Conduct and Ethics to govern the conduct of all of the officers, directors and employees of the Company. The Board has also adopted Corporate Governance Guidelines, which detail the functions, activities and administration of the Board and its Committees. The Board has also adopted a Code of Ethical Conduct for Senior Financial Officers to govern the conduct of its senior financial officers. The Board has adopted charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Code of Business Conduct and Ethics, Corporate Governance Guidelines, Code of Ethical Conduct for Senior Financial Officers and the Committee charters can be accessed on the Company's website at www.americredit.com and are available in print to any shareholder who requests them.

        The Company has a Disclosure Committee, comprised of senior executives, to design, establish and maintain the Company's internal controls and other procedures with respect to the preparation of periodic reports filed with the SEC, earnings releases and other written information that the Company will disclose to the investment community ("Disclosure Documents"). The Disclosure Committee evaluates the effectiveness of the Company's disclosure controls and procedures on a regular basis and maintains written records of the disclosure controls and procedures followed in connection with the preparation of Disclosure Documents.

Director Independence

        The Board of Directors has determined that, with the exception of Messrs. Morris and Berce, all of its directors, including all of the members of the Audit, Compensation and Nominating and Corporate Governance Committees, are "independent" as defined by the listing standards of the New York Stock Exchange currently in effect and all applicable rules and regulations of the SEC. Messrs. Morris and Berce are not independent because of the following:

  –
  Mr. Morris is Chairman of the Board of the Company.

  –
  Mr. Berce is President and Chief Executive Officer of the Company.

        No director is deemed independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, shareholder or partner of an organization that has a relationship with the Company. In making its determination, the Board observes the criteria for independence established by the rules of the SEC and the New York Stock Exchange. In addition, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company.

Procedures for Contacting Directors

        Shareholders and other interested parties who wish to communicate with the Board, including the presiding director of the non-management directors as a group, may do so by writing to AmeriCredit Corp., Board of Directors (or Chairman of the Nominating and Corporate Governance Committee, committee name or director's name, as appropriate), 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102. The non-management directors have established procedures for the handling of communications from shareholders and other interested parties and have directed the Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees are to be forwarded to the Chairman of the Nominating and Corporate Governance Committee. Communications that relate to matters that are within the responsibility of one of the Committees are also to be forwarded to the Chairman of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities are to be sent to the appropriate officer within the Company for review and investigation as appropriate. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any non-management director who wishes to review them.

Director Nomination Process

        In exploring potential candidates for directors, in addition to meeting the Company's obligations to appoint directors pursuant to the Leucadia Agreement and the Fairholme Agreement, the Nominating and Corporate Governance Committee considers individuals recommended by members of the Nominating and Corporate Governance Committee, other directors, members of management and shareholders. The Committee is advised of all nominations that are submitted to the Company and determines whether it will further consider the candidates using the criteria described below.

        In determining the qualifications for members of the Board of Directors, the Nominating and Corporate Governance Committee will consider the following characteristics, as outlined in the Board's Corporate Governance Guidelines:

  Integrity and Accountability—Character is the primary consideration in nominating and evaluating an AmeriCredit Board member. Directors should demonstrate high ethical standards and integrity in their business and personal dealings, and be willing to act on, and remain accountable for their boardroom decisions.

  Informed Judgment—Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues. Directors should possess a high degree of intelligence, demonstrate prudent judgment and an awareness of the impact of their decisions on shareholders and other stakeholders.

  Financial Literacy—Directors should possess the ability to read and understand a balance sheet, income statement and cash flow statement and understand the use of financial ratios and other indices of financial performance.

  Mature Confidence—Directors should have the ability to work effectively as part of a team, valuing Board and team performance over individual performance. Openness to other opinions and willingness to listen are as important as the ability to communicate persuasively. Board members should work with each other responsibly, assertively and supportively and raise tough questions in a manner that encourages open discussion. The working relationship between members of the Board and between the Board and management should be characterized by mutual respect.

  Innovation—Directors should have the ability to provide counsel to management in developing creative solutions to problems facing the Company and in identifying innovative opportunities that can benefit the Company and its shareholders.

  Commitment—Directors should have commitment as demonstrated not only by attendance at Board meetings but by evident preparation and thoughtful participation in Board discussions, willingness to participate in urgent Board discussions on short notice, when applicable, and to be accessible to the Company's senior management and other Board members, as necessary, outside of Board meetings.

  Diversity—The ability to provide different perspectives on issues presented to the Board. Diversity inclusive of race, gender, culture, thought and geography helps insure that different perspectives are presented.

        After the Nominating and Corporate Governance Committee has completed its evaluation, it presents its recommendation to the full Board for its consideration and approval. In presenting its recommendation, the Committee also reports on other candidates, if any, who were considered but not selected.

        Shareholders may nominate director nominees for consideration in accordance with the Company's Bylaws by writing to the Secretary of the Company at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102 and providing, with respect to the nominee, all information required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and with respect to the shareholder making the nomination, the name and address of the shareholder, and the class and number of shares of the Company which are beneficially owned by the shareholder and which are owned of record by the shareholder. In order to be considered by the Nominating and Corporate Governance Committee with respect to nominees for the 2010 Annual Meeting of Shareholders, prospective nominee recommendations must be received by the Secretary between July 29, 2010 and August 28, 2010.

Policy on Attendance at Annual Meeting of Shareholders

        The Company does not have a stated policy, but encourages its directors to attend each annual meeting of shareholders. The Company may consider in the future whether it should adopt a more formal policy regarding director attendance at annual meetings. At the 2008 Annual Meeting of Shareholders held on October 28, 2008, all directors were present and in attendance.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K promulgated by the SEC. No executive officer of the Company served during fiscal 2009, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board or the Company's Compensation Committee.

 EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

        This Compensation Discussion and Analysis ("CD&A") focuses on the Company's executive officers (consisting of its executives who are named in the tables below (the "Named Executive Officers") and three other senior executives). This CD&A is organized into the following sections:

  •
  Executive Summary;

  •
  Compensation Programs and Objectives;

  •
  Decision Making Process;

  •
  Components of Total Compensation and Summary of 2009 Pay Decisions; and

  •
  Other Arrangements, Policies and Practices Related to Our Executive Compensation Program.

        We also refer you to our Annual Report on Form 10-K for the year ended June 30, 2009 for additional information regarding the fiscal 2009 financial results for our Company.

Executive Summary

        The Executive Summary is intended to highlight information in the CD&A and does not purport to contain all of the information that is necessary to gain an understanding of our executive compensation policies and decisions. Please read the CD&A and the compensation tables that follow for a more complete understanding of our executive compensation program.

        Our compensation programs are designed to motivate and retain our executives to generate positive Company financial performance and to create incentive plans that align their interests with those of our shareholders.

        The Compensation Committee (the "Committee") of our Board of Directors considers a number of factors when making its compensation decisions affecting our Named Executive Officers. The Committee, in consultation with the Committee's compensation consultant, considers Company performance, competitive market practice, relative importance of role, individual performance, internal pay equity, alignment with shareholders' interests and creation of long-term shareholder value.

        In fiscal 2009, Company financial performance, as with much of the financial services industry, was negatively impacted by a challenging economic environment that included rising unemployment, fluctuating energy costs, limited availability and increased cost of credit and concerns over the stability and solvency of financial institutions, financial markets and businesses. However, the Company met or exceeded key financial measures that are used to determine our executives' bonuses and achieved other milestones during fiscal 2009 as follows:

  •
  Reported a profit (net income of $14 million or $0.11 per share), which can be credited to the Company's management as well as the sustainability of our business model, in an industry where many participants within the subprime automobile space have completely ceased lending operations;

  •
  Preserved and strengthened our capital and liquidity position;

  •
  Reduced our leverage ratio of managed assets to equity;

  •
  Increased the Company's tangible net worth;

  •
  Effectively managed expenses while maintaining appropriate servicing levels through a difficult and uncertain economic environment;

  •
  Lowered originations while maintaining a national footprint;

  •
  Successfully amended and extended our warehouse credit facilities thereby maintaining sufficient capacity to fund new loan originations; and

  •
  Successfully executed two subprime automobile securitizations—no other subprime automobile lender has executed a securitization since November 2007.

        For fiscal 2010, the Company anticipates that the financial services industry will continue to face significant challenges. The Company will continue to focus on the achievement of key financial and strategic business goals. We believe that the long-term incentive compensation awards granted in fiscal 2009 will motivate executive officers to make decisions in support of long-term Company financial interests while also serving as a retention tool. The Company will continue to monitor the compensation programs to ensure it continues to align the interests of our executive team members, which includes the Named Executive Officers, with those of our long-term shareholders.

Compensation Programs and Objectives

        The Committee is responsible for overseeing the establishment and implementation of our compensation policy and monitoring our compensation practices. The Committee ensures that the total compensation of our executive officers, particularly our CEO, is fair, reasonable and competitive. The Committee is directly responsible for reviewing and approving the corporate goals and objectives relevant to the CEO's compensation, evaluating the CEO's performance in light of those goals and objectives, determining and approving the CEO's compensation based on that evaluation and approving equity-based compensation programs for our executive officers.

        Our compensation programs are designed to align compensation with business objectives and performance, enabling us to attract, retain and reward executive officers and other key employees who contribute to our long-term success and motivate executive officers to enhance long-term shareholder value. We also strive to design programs to position AmeriCredit competitively in the market and industries where the Company competes for talent. We recognize that compensation programs must be understandable to be effective and that program administration and decision-making must be fair and equitable. We also recognize that compensation programs, specifically incentive-based programs, must evolve to reflect changing economic conditions and capital markets dynamics that may adversely affect the Company's overall performance, including what may be realistically achievable in the future.

Decision Making Process

Role of the Compensation Committee

        The Committee oversees the design and administration of the Company's compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. For more information about the Committee's role, see the Committee's charter, which may be accessed on the Company's website at www.americredit.com. During fiscal 2009, the Committee reviewed and approved all compensation programs (including equity compensation) applicable to our executive officers, our overall strategy for employee compensation, and the specific compensation of our CEO and other executive team members which includes the Named Executive Officers. In the course of this review, the Committee considered our current compensation programs and whether to modify them or introduce new programs or elements of compensation in order to better meet our overall compensation objectives. The Committee has the authority to select, retain and terminate special counsel and other experts (including compensation consultants), as the Committee deems appropriate. The Committee retained Ernst & Young as its compensation consultant for fiscal 2009.

Role of Executive Officers in Compensation Decisions

        While the Committee determines AmeriCredit's overall compensation philosophy and sets the compensation of our CEO, the other Named Executive Officers and other executive team members, it relies on certain executive officers and compensation consultants, if retained by the Committee, to work within the compensation philosophy to make recommendations to the Committee with respect to compensation guidelines and specific compensation decisions. Our CEO also provides the Board and the Committee with his perspective on the performance of AmeriCredit's executive officers. Our CEO recommends to the Committee specific compensation amounts for executive officers other than himself, and the Committee considers those recommendations and makes the ultimate compensation decisions. Our CEO, CFO and other members of management regularly attend the Committee's meetings to provide perspectives on the competitive landscape and information regarding AmeriCredit's accomplishments as well as estimated future performance.

Role of Compensation Consultants

        As discussed above, the Committee engaged Ernst & Young to help evaluate the Company's compensation objectives including an annual long-term incentive award program for the CEO and the executive officers for fiscal 2009. As part of the engagement, Ernst & Young conducted a total rewards study to provide a review of the competitiveness of our compensation programs and provide advice with respect to our executive compensation and policies. Ernst & Young collected and provided relevant market data in order to assist the Committee in making compensation decisions and confirmed the alignment between executive officer pay and the Company's financial performance relative to the peer group approved by the Committee. While the compensation consultant works directly for the Committee and the Committee has the sole authority to hire and fire the compensation consultant, the Committee directed Ernst & Young to work with the Chief Legal Officer and other members of management to obtain information necessary for the consultants to evaluate management's input on compensation strategy and to formulate recommendations to the Committee.

        Ernst & Young attended Committee meetings and the Committee members have direct access to the consultant without management involvement. Ernst & Young provided analysis and recommendations that informed the Committee, but Ernst & Young did not decide or approve any compensation actions.

Competitive Considerations

        In making decisions regarding each compensation element, the Committee considers the competitive market for executives and compensation levels provided by comparable companies with whom we compete for executive talent, principally consumer financial services firms and other automobile-related companies. The companies chosen for comparison may vary from one executive to the next, depending on the scope and nature of the business for which the particular executive is responsible. These businesses typically include BOK Financial Corporation, Capital One Financial Corporation, CarMax, Inc., CIT Group, Inc., Commerce Bancshares, Inc., CompuCredit Corp., Cullen/Frost Bankers, Inc., Lithia Motors, Inc., Penske Automotive Group, Inc. and Sonic Automotive, Inc. The Committee also looks to the salary information of other financial services companies in the United States whose annual revenues are comparable to ours and relies on salary surveys compiled by and purchased from compensation consultants and other providers of such data.

Components of Total Compensation and Summary of 2009 Pay Decisions

Executive Compensation Practices

        For fiscal 2009, the components of executive compensation paid to the Named Executive Officers consisted of base salary, short-term incentive-based cash awards and long-term incentive compensation. Our pay positioning strategy is to target total annual compensation of the Named Executive Officers as a whole at approximately the 75th percentile level of our peer group. Our executive officers were also provided certain perquisites, as described below, and were also eligible to participate in our health and benefits plans, retirement plans and our employee stock purchase plan, which are generally available to all of our employees.

Base Salary

        Base salary is the fixed portion of executive pay and is set to reward individuals' current contributions to the Company and compensate them for their expected day-to-day performance. For fiscal 2009, the annual base salary of the Named Executive Officers as a whole was slightly above the 75th percentile level of our peer group based upon reviews of publicly available information.

        Salaries are reviewed annually. The Committee reviews the base salary of the CEO. The CEO and the Committee review the base salaries of the other executive team members, including the Named Executive Officers. Merit increases are based on the executive's management and leadership effectiveness over the performance period, as well as any changes in the competitive market for that executive's position. During fiscal 2009, the Committee considered input and recommendations from the CEO when evaluating factors relative to the other executive officers in order to approve salary adjustments.

        In fiscal 2009, with the exception of modest increases for each of Messrs. Birch and Mock (from $335,000 to $350,000, effective September 21, 2008), base salaries for the Named Executive Officers were not increased. To further cost management efforts and reflective of the challenging economic conditions, none of the Named Executive Officers will receive a base salary increase for fiscal 2010. Our CEO's employment agreement, as amended and restated in November 2005, set his minimum base salary at $950,000. The Committee is free to set his salary at a higher level if it deems appropriate; however, the Committee gave particular attention to Mr. Berce's request that his salary not be raised in fiscal 2009. In fiscal 2009, Mr. Morris voluntarily reduced his base salary from $900,000 to $450,000, effective January 3, 2009. In fiscal 2010, Mr. Morris again voluntarily reduced his base salary from $450,000 to $300,000, effective July 4, 2009.

Short-Term Incentive-Based Cash Awards

        The Senior Executive Bonus Plan ("SEBP") is designed to align executive compensation with annual performance and to enable AmeriCredit to attract, retain and reward participants who contribute to AmeriCredit's success and motivate them to enhance the value of AmeriCredit. The SEBP provides our Named Executive Officers and other officers the opportunity to earn annual short-term incentive-based cash awards based on the Company's achievement of financial and operational objectives and other factors that the Committee may establish. The Committee has the sole discretion of establishing a bonus plan for a given year and paying cash bonus awards after the end of the fiscal year. The SEBP is designed to qualify awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "IRC"). The SEBP was adopted by the Committee in August 2004, approved by the Board in September 2004 and approved by the Company's shareholders at the 2004 Annual Meeting of Shareholders. As described below in this Proxy Statement, the Company's shareholders are being asked to consider and vote on a proposal to approve the Amended and Restated Senior Executive Bonus Plan.

        The Committee considers management's recommendations regarding the annual bonus plan, including the performance measures and targets and associated cash payouts, at a meeting during the first quarter of the fiscal year, usually held in September. When establishing the bonus plan for a given year, the Committee (1) reviews overall Company performance goals for the year; (2) establishes performance measures based on business criteria and target levels of performance; (3) establishes a formula for calculating a participant's award based on actual performance compared to pre-established performance goals; and (4) approves the target bonuses for SEBP participants who are senior officers, including the Named Executive Officers, expressed as a percentage of that individual's base salary. The Committee completes its review and approval process for a new bonus plan within the framework of Section 162(m) of the IRC, as discussed later in the CD&A.

        Under the SEBP, the Committee established the following financial and operating performance metrics for fiscal 2009: (1) net income calculated before interest, taxes and restructuring charges ("EBITR"), (2) credit losses, (3) return on equity ("ROE") and (4) operating expenses. Moreover, (i) EPS must be positive and (ii) the Company's cash balance (as defined to include cash and borrowing capacity on unpledged eligible automobile loans) as of June 30, 2009 must be above $250 million in order for a cash bonus to be paid regardless of the achievement of the other performance goals. Each metric has performance levels set at the threshold, target and maximum levels; however a minimum level of originations must occur for ROE bonuses to be earned. The threshold targets were set at levels considered achievable even if there was further deterioration in the economy. To achieve the maximum targets, it would require outstanding performance for fiscal 2009. The bonus amount at the target level is set to result in total cash compensation, when combined with base salary, at the 75th percentile of the Company's peer group. The "Grants of Plan-Based Awards" table provides, under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards," the range of possible payouts under the fiscal 2009 SEBP.

        Taking into consideration deteriorating economic conditions, we believe that the fiscal 2009 SEBP focused on principal business metrics that executives could control or influence that affect fiscal 2009 profitability. The EBITR target was chosen as a performance measure because it is a key metric used by management to measure the Company's performance for the year. The EBITR target excluded various one-time items we anticipated would be incurred in fiscal 2009 including the impact of unusual funding costs to induce lenders to provide a backstop for securitization transactions and restructuring charges that were necessary and advisable to align our expense base to the Company's portfolio level. Measuring credit losses reflects the Company's servicing and collection performance. ROE measures the profitability of new loan originations during fiscal 2009 and incentivizes pricing discipline and execution and responsiveness to changes in cost of funds. Measuring operating expenses reflects the Company's proactive management of expenses.

        The Committee established the following pre-determined threshold, target and maximum levels for EBITR, credit losses and operating expenses under the SEBP for fiscal 2009:

	Threshold	Target	Maximum	Actual Results
EBITR	$750 million	$900 million	$1.05 billion	$752 million
Credit Losses	8.00%	7.50%	7.00%	7.95%
Operating Expenses	$340 million	$325 million	$310 million	$309 million

        In addition, the Committee established pre-determined threshold, target and maximum levels for ROE under the SEBP for fiscal 2009, which targets were not achieved. Because disclosure of ROE levels under the fiscal 2009 SEBP would give competitors insight into areas where AmeriCredit is focusing on pricing execution on new loan originations under the Company's strategic operating plan, the Company will not disclose ROE targets utilized for fiscal 2009. Knowledge of the targets could also be used by our competitors to take advantage of insight into this specific area to target the recruitment of key employees from AmeriCredit. In addition, disclosing the details of our ROE targets for profitability on new loan originations provide confidential information we currently do not publicly disclose which would impair our ability to leverage our pricing competitiveness. Furthermore, our competitors do not publicly disclose their ROE targets.

        For the fiscal 2009 SEBP, the Committee established the weighting of the performance metrics for the Named Executive Officers, as set out below:

Performance Goals	Weight
EBITR	30%
Credit Losses	30%
ROE	30%
Operating Expenses	10%

        The bonus target amounts, expressed as a percentage of base salary, are established for the Named Executive Officers each year, with a target bonus opportunity between 62.5% and 125% of base salary and a maximum bonus opportunity between 100% and 200%. As stated above, no bonuses were payable for fiscal 2009 unless positive EPS was achieved and the Company's cash balance as of June 30, 2009 was above $250 million regardless of the achievement of the other performance goals.

        In August 2009, the Committee evaluated whether and to what extent the Company achieved the fiscal 2009 SEBP financial and operational performance goals. The Committee determined that the targets for (i) EBITR and credit losses were achieved at the threshold level, (ii) ROE was not achieved as the minimum origination level was not met, and (iii) operating expenses were achieved at the maximum level. Moreover, the Company reported net income of $14 million ($0.11 earnings per share) for fiscal 2009 and had a cash balance of $483 million as of June 30, 2009.

        As a result of the Committee's determinations, each of the Named Executive Officers received as bonus award payments in August 2009 the amounts reported in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation." These amounts represent the following percentages of the Named Executive Officers' respective base salaries on June 30, 2009: 50% for each of Messrs. Morris and Berce, 37.5% for each of Messrs. Choate and Bowman and 25% for each of Messrs. Birch and Mock. In conjunction with their termination of employment during fiscal 2009, Messrs. Floyd and Miller were not eligible for a payout under the fiscal 2009 SEBP.

Long-Term Incentive Compensation

        We believe that long-term incentives are a significant element of total executive officer compensation. These incentives are designed to motivate executive officers to make decisions in support of long-term company financial interests while also serving as the primary tool for retention. We also believe that a significant portion of compensation should be contingent on delivery of value to all shareholders. Long-term compensation is an incentive tool that management and the Committee use to align the financial interests of officers to the creation of sustained shareholder value.

        The Company faced significant economic challenges during fiscal 2009 and anticipates that the challenging environment will likely continue in fiscal 2010. This will require motivated leadership to direct the Company and necessitates that the Company retain its key executives. No equity awards have been made to the Named Executive Officers since May 2007, and any future vesting is unlikely under performance-based restricted stock unit ("RSU") awards made to the Named Executive Officers in fiscal 2006 and fiscal 2007 as the related three-year performance vesting targets are now considered unachievable. These considerations led the Committee to engage a compensation consultant in fiscal 2009 to evaluate a long-term incentive compensation award for our CEO and other members of the Company's executive team which includes Messrs. Morris, Choate, Bowman, Birch and Mock and three other senior executives.

        The Committee, with the assistance of its compensation consultant, determined an appropriate structure for long-term incentive compensation for the Company's executive officers for fiscal 2009. The structure and terms of the long-term incentive compensation program are intended to align the interests of executive officers and the Company's shareholders in protecting and maximizing the Company's book value per share over the next three years under any business/operational scenario that the Company may pursue. To this end, the structure of the long-term incentive award will serve a dual purpose: it incents the Company's executive team to continue developing and executing strategies to protect and increase book value per share as an ongoing business concern while also incenting and retaining the Company's executive team to execute alternative scenarios if such scenarios becomes necessary or appropriate given economic and/or capital markets conditions.

        On April 28, 2009, the Committee made long-term incentive compensation awards to Messrs. Morris, Berce, Choate, Bowman, Birch and Mock and three other senior executives. One half of the award is in the form of RSUs and the other half of the award is in the form of performance-based phantom stock units ("PSUs"). Both the RSUs and the PSUs become earned at threshold, target and maximum levels based upon achievement of different levels of targeted book value per share at June 30, 2012; provided, however, that 33% of the threshold level of RSUs and PSUs will vest if the Company's book value per share equals or exceeds $15.50 as of June 30, 2010; provided, further, that an additional 33% of the threshold level of RSUs and PSUs will vest if the Company's book value per share equals or exceeds $15.50 as of June 30, 2011. The amount of RSUs and PSUs earned as of June 30, 2012 will be reduced by the total amount of RSUs and PSUs earned, if any, as of June 30, 2010 and 2011. For earned RSUs, the Named Executive Officer or other senior executive will receive a right to receive shares of Common Stock. For earned PSUs, the Named Executive Officer or other senior executive will receive a cash payment in an amount equal to the number of PSUs earned times the lower of (i) the book value per share of the Company as of the last day of the fiscal year then ended or (ii) the average closing price per share of Common Stock for the 20 consecutive trading days prior to and including the last day of the fiscal year then ended. Earned RSUs will be distributed and earned PSUs will be paid as soon as practical following the Company's filing of its Annual Report on Form 10-K for the years ended June 30, 2010, 2011 or 2012, as applicable. The target level for this award was set so as to achieve long-term incentive compensation in an amount that will bring total compensation to the 75th percentile of the Company's peer group. The "Grants of Plan-Based Awards" table summarizes the RSUs and PSUs granted to Messrs. Morris, Berce, Choate, Bowman, Birch and Mock in fiscal 2009.

        The following table provides (i) the book value per share targets that will be earned based on the book value per share as of June 30, 2012 and (ii) the number of RSUs and PSUs that the Named Executive Officers will earn based on the book value per share levels achieved.

						Other Executive Team Members Payout(1)
		CEO Payout		CFO Payout
	Book Value per share as of June 30, 2012
		RSUs	PSUs	RSUs	PSUs	RSUs	PSUs
Maximum	$20.00 and above	225,000	225,000	170,000	170,000	112,500	112,500
Level 2 Target	$19.50—$19.99	200,000	200,000	150,700	150,700	100,000	100,000
Level 1 Target	$19.00—$19.49	175,000	175,000	131,600	131,600	87,500	87,500
Target	$18.50—$18.99	150,000	150,000	112,500	112,500	75,000	75,000
Level 6 Threshold	$18.00—$18.49	138,600	138,600	104,100	104,100	69,300	69,300
Level 5 Threshold	$17.50—$17.99	127,200	127,200	95,800	95,800	63,600	63,600
Level 4 Threshold	$17.00—$17.49	115,900	115,900	87,500	87,500	58,000	58,000
Level 3 Threshold	$16.50—$16.99	104,500	104,500	79,100	79,100	52,300	52,300
Level 2 Threshold	$16.00—$16.49	93,100	93,100	70,800	70,800	46,600	46,600
Level 1 Threshold	$15.50—$15.99	81,800	81,800	62,500	62,500	40,900	40,900
Threshold(2)	$15.50	75,000	75,000	57,500	57,500	37,500	37,500

(1)
Includes Messrs. Morris, Bowman, Birch and Mock and three other senior executives. Messrs. Floyd and Miller did not receive the fiscal 2009 long-term incentive compensation award.

(2)
Threshold reflects book value per share as of June 30, 2009. As described above, 33% of the threshold level of RSUs and PSUs will vest if the Company's book value per share equals or exceeds $15.50 as of June 30, 2010, and an additional 33% of the threshold level of RSUs and PSUs will vest if the Company's book value per share equals or exceeds $15.50 as of June 30, 2011.

  The amount of RSUs and PSUs earned as of June 30, 2012 will be reduced by the total amount of RSUs and PSUs earned, if any, as of June 30, 2010 and 2011.

        If the CEO or another member of the Company's executive team is terminated (other than for cause) during fiscal 2010, 2011 or 2012, such officer will remain eligible to earn a percentage of the RSUs and PSUs at the target level under a payout matrix based upon the date of termination. Additionally, if a change of control occurs after the termination of the CEO or another executive team member during fiscal 2010, 2011 or 2012 but prior to June 30, 2012, such officer will receive, based on the fiscal year in which his or her termination occurred, a percentage of the target level of RSUs and PSUs that vest on the closing date of such change of control.

Other Arrangements, Policies and Practices Related to Our Executive Compensation Program

Employment Agreements

        The Company has employment agreements with each of Messrs. Morris, Berce, Choate, Bowman, Birch and Mock. For further discussion of these agreements, refer to "Executive Employment Agreements" below.

        Messrs. Floyd and Miller entered into separate severance agreements with the Company on December 26, 2008. The agreements provided for, among other things, cash severance compensation and certain confidentiality, non-competition and non-solicitation obligations. In connection with the termination of his employment and employment agreement, effective January 1, 2009, Mr. Floyd received cash severance payments of $557,808 on January 2, 2009. In connection with the termination of his employment and employment agreement, effective January 1, 2009, Mr. Miller received cash severance payments of $557,808 on January 2, 2009. The severance payments for Messrs. Floyd and Miller are included in the "All Other Compensation" column of the Summary Compensation Table and the footnotes to that table.

Retirement and Other Benefits

        We do not maintain a defined benefit retirement program or any supplement executive retirement plan ("SERP"). Instead, the Named Executive Officers and all other Company employees are eligible to participate in the Company's 401(k) Plan. The Named Executive Officers and certain other officers can also participate in the Company's non-qualified deferred compensation plan.

        401(k).    The Company maintains a 401(k) plan for all employees. The 401(k) plan is a tax-qualified savings plan pursuant to which all Company employees, including the Named Executive Officers can contribute a portion of their annual salary on a pre-tax basis to the 401(k) up to certain limits prescribed by the Internal Revenue Service. In fiscal 2009, the Company matched 100% of the first 3% of contributed pay and 50% of the next 3% of contributed pay. In fiscal 2010, the Company will match 100% of the first 3% of contributed pay. All employee contributions to the 401(k) plan are fully vested upon contribution. Employees may select from among several mutual funds when investing their 401(k) account funds. Company matching contributions are typically made in Company Common Stock, vest over the first five years of an employee's service with the Company and are fully vested for employees who have five or more years of service. To the extent the employee is vested in the Company match, the employee may sell the Company stock and invest the proceeds in the 401(k) plan mutual funds.

        Non-Qualified Deferred Compensation Plan.    On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements. The Company believes it is operating in good faith compliance with Section 409A of the IRC, which went into effect January 1, 2005. A more detailed discussion of the Company's non-qualified deferred compensation arrangements is provided under the heading "Non-Qualified Deferred Compensation."

Stock Ownership Guidelines for Executive Officers

        The Board of Directors has adopted stock ownership guidelines that are designed to encourage the accumulation of the Company's stock within a reasonable time from the date of hire or promotion by its executive officers and to further align executive officers' interests with those of our shareholders. The guidelines require that certain executive officers, depending on their position, achieve a level of direct stock ownership with a valuation equal to a multiple of their base salary as set forth below; provided, however, that notwithstanding the valuation of the Company's shares at any given measurement date, the executive officers are not required to own a greater number of shares than reflected in the "Minimum Number of Shares To Be Directly Owned" column set forth below:

Position	Base Salary Multiple	Minimum Number of Shares To Be Directly Owned
Chairman, Chief Executive Officer and President	4X	150,000
Chief Financial Officer and Chief Credit and Risk Officer	3X	60,000

        These guidelines are subject to periodic review to ensure that the levels are appropriate. Shares of the Company's stock directly owned by an executive officer and shares owned by an executive officer through the Company's 401(k) and employee stock purchase plan constitute qualifying ownership. Restricted stock units or restricted shares that have vested would also qualify. Stock options or stock appreciation rights are not counted towards compliance with the guidelines. The Committee will review the progress of each executive officer toward compliance with the guidelines and, in the event an officer is not making satisfactory progress, the Committee may reduce prospective equity incentive grants to such officer. Presently, all required executive officers (namely, Messrs. Morris, Berce, Choate and Bowman) own more than the minimum number of shares necessary to comply with the stock ownership guidelines.

Perquisites and Personal Benefits

        We provide various personal benefits to our Named Executive Officers which are generally provided by other companies and become an expected component of the overall remuneration for executive talent, including:

  •
  Personal use of Company aircraft—Messrs. Morris and Berce are entitled to certain hours of use of the Company's aircraft for personal reasons in accordance with the Company's usage policy approved by the Board of Directors and pursuant to a signed dry lease agreement which is governed by FAA regulations. For each flight in excess of the allocated personal use flight hours, Messrs. Morris and Berce are required to reimburse the Company for operating costs associated with personal aircraft usage which are based on an hourly rate and include estimates for costs that are specifically defined by the FAA regulations pursuant to dry lease agreements. Personal use is treated as taxable compensation to Messrs. Morris and Berce to the extent the Internal Revenue Service valuation of the personal aircraft usage exceeds the payments pursuant to the dry lease agreement.

  •
  City club membership—provided to Mr. Berce for business dining purposes. Monthly dues are reimbursable, but expressly excluded are initiation fees, food service (unless business related) and general assessments.

  •
  Accounting and legal services—provided to Messrs. Morris and Berce for professional accounting and/or legal services rendered personally to them.

  •
  Medical reimbursements for annual health check—provided to Mr. Morris.

  •
  Additional life insurance policies—provided to the Named Executive Officers for executive term life insurance. In addition, the Committee has authorized the Company to reimburse Mr. Berce annually for the premium payments on a whole life insurance policy and the related federal income taxes.

Personal benefit amounts are not considered annual salary for bonus purposes, deferred compensation purposes, 401(k) contribution purposes or employee stock purchase plan purposes.

        Attributed costs of the personal benefits for the Named Executive Officers for the year ended June 30, 2009 are included in the "All Other Compensation" column of the Summary Compensation Table and the footnotes to that table.

Accounting and Tax Matters

        Accounting and tax issues are explicitly considered in setting compensation policies, especially with regard to the Company's choice of long-term incentive grants. In the past, the Company chose to grant RSUs due in part to the fixed plan accounting treatment prescribed by Financial Accounting Standards Board Statement No. 123R, Share-Based Payment, ("FAS 123R") for those awards. The expense per share granted is substantially fixed at grant although actual forfeitures that differ from estimates can cause adjustments. The Company's performance relative to the pre-set EPS targets is reviewed each reporting period. Any necessary adjustments are recognized prospectively, based on the remaining term over which the restrictions are expected to lapse.

        As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the IRC which provides that we may not deduct compensation of more than $1 million that is paid to certain individuals. This limitation does not apply to certain performance-based pay. The SEBP is designed to qualify awards under Section 162(m) of the IRC. The SEBP, under which executive officers' short-term incentive-based cash awards are paid, was adopted by the Committee in August 2004, approved by the Board in September 2004 and approved by the Company's shareholders at the 2004 Annual Meeting of Shareholders. As described below in this Proxy Statement, the Company's shareholders are being asked to consider and vote on a proposal to approve the Amended and Restated Senior Executive Bonus Plan.

        The Committee may, in certain situations, approve compensation that will not meet these deductibility requirements in order to ensure competitive levels of compensation for our executive officers.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
DOUGLAS K. HIGGINS (CHAIRMAN) JOHN R. CLAY JAMES H. GREER KENNETH H. JONES, JR.

 Summary Compensation Table

        The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years shown.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Unit Awards ($)(3)	SAR Awards ($)	Phantom Stock Unit Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Clifton H. Morris, Jr.	2009	679,315	0	53,778	0	75,278	225,000	0	137,148	1,170,519
Chairman of the Board	2008	900,000	0	148,032	533,915	0	0	0	157,727	1,739,674
	2007	900,000	0	793,173	773,335	0	1,305,000	0	140,814	3,912,322
Daniel E. Berce	2009	950,000	0	107,556	0	150,555	475,000	0	115,423	1,798,534
President and	2008	950,000	0	148,032	533,915	0	0	0	156,637	1,788,584
Chief Executive Officer	2007	950,000	0	793,173	773,335	0	1,377,500	0	129,294	4,023,302
Chris A. Choate	2009	460,000	0	80,667	0	112,917	172,500	0	10,880	836,964
Executive Vice President,	2008	451,202	0	74,016	266,958	0	0	0	10,605	802,781
Chief Financial Officer	2007	417,308	0	396,587	386,667	0	462,188	0	10,380	1,673,130
and Treasurer
Steven P. Bowman(1)	2009	380,000	0	53,778	0	75,278	142,500	0	11,076	662,632
Executive Vice President,
Chief Credit and Risk Officer
Kyle R. Birch(1)	2009	346,629	0	53,778	0	75,278	87,500	0	11,073	574,258
Executive Vice President,
Dealer Services
Brian S. Mock(1)	2009	346,631	0	53,778	0	75,278	87,500	0	11,323	574,510
Executive Vice President,
Collections
Mark Floyd(2)	2009	245,822	0	0	0	0	0	0	565,599	811,421
Former Executive Vice	2008	479,973	0	74,016	266,958	0	0	0	2,387	823,334
President and Co-Chief	2007	460,385	0	396,587	386,667	0	505,688	0	11,600	1,760,927
Operating Officer
Preston A. Miller(2)	2009	245,822	0	0	0	0	0	0	569,118	814,940
Former Executive Vice	2008	479,973	0	74,016	266,958	0	0	0	11,156	832,103
President and Co-Chief	2007	460,385	0	396,587	386,667	0	505,688	0	10,655	1,759,982
Operating Officer

(1)
Messrs. Bowman, Birch and Mock were not one of our Named Executive Officers in fiscal 2008 or fiscal 2007. As permitted by regulations of the SEC, the table above includes the compensation for Messrs. Bowman, Birch and Mock only for the year in which they were one of our Named Executive Officers.

(2)
The positions of Co-Chief Operating Officers were eliminated, and Messrs. Floyd and Miller left the Company, effective January 1, 2009.

(3)
The restricted stock unit awards column and phantom stock unit awards column set forth the dollar amounts recognized in fiscal 2009 for financial statement reporting purposes in accordance with FAS 123R for the performance-based restricted stock units ("RSUs") and performance-based phantom stock units ("PSUs") granted on April 28, 2009, which are subject to the Company's achievement of pre-established book value targets. During fiscal 2009, the Named Executive Officers have not realized any financial benefit from these awards. For additional information on the valuation assumptions, refer to footnote 14 of the Company's financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2009, as filed with the SEC.

(4)
All other compensation consists of the following on a per executive basis for fiscal 2009:

		Perquisites
Name	Contribution to 401(k) Plan ($)	Personal Use of Aircraft ($)(a)	Accounting and Legal Services ($)(b)	City Club Membership ($)(c)	Medical Reimbursement ($)(d)	Additional Life Insurance Policies ($)(e)	Severance ($)(f)	Total ($)
Clifton H. Morris, Jr.	10,350	114,924	7,868	0	4,006	0	0	137,148
Daniel E. Berce	10,350	31,768	7,868	2,463	0	62,974	0	115,428
Chris A. Choate	10,350	0	0	0	0	530	0	10,880
Steven P. Bowman	10,350	0	0	0	0	726	0	11,076
Kyle R. Birch	10,350	0	0	0	0	723	0	11,073
Brian S. Mock	10,350	0	0	0	0	973	0	11,323
Mark Floyd	5,687	0	0	0	0	2,104	557,808	565,599
Preston A. Miller	10,350	0	0	0	0	960	557,808	569,118

(a)
The amounts represent the incremental cost of personal use of Company aircraft to the extent not reimbursed by the executive to the Company. The cost includes the average cost of fuel used, direct costs incurred (such as flight planning services, pilot expenses and food) and an hourly charge for maintenance of the engines and airframe. Messrs. Morris and Berce are entitled to certain hours of use of the Company's aircraft for personal reasons in accordance with the Company's usage policy approved by the Board of Directors and pursuant to a signed dry lease agreement which is governed by FAA regulations. For each flight in excess of the allocated personal use flight hours, Messrs. Morris and Berce are required to reimburse the Company for operating costs associated with personal aircraft usage which are based on an hourly rate and include estimates for costs that are specifically defined by the FAA regulations pursuant to dry lease agreements. Personal use is treated as taxable compensation to Messrs. Morris and Berce to the extent the Internal Revenue Service valuation of the personal aircraft usage exceeds the payments pursuant to the dry lease agreement.

(b)
The amounts represent payments by the Company to reimburse the executive for professional accounting and legal services.

(c)
The amounts represent the monthly dues for a city club membership.

(d)
The amounts represent payments by the Company to the executive for medical expenses which are not reimbursed to the executive by the Company's health insurance plan.

(e)
The amounts disclosed in this column for fiscal 2009 include the payment by the Company of premiums for term life insurance on behalf of Mr. Berce, $1,190; Mr. Choate, $530; Mr. Bowman, $726; Mr. Birch, $723; Mr. Mock, $973; Mr. Floyd, $2,104; and Mr. Miller, $960. In addition, the Compensation Committee has authorized the Company to reimburse Mr. Berce for the premium payments on a whole life insurance policy and the related federal income taxes. In fiscal 2009, this amount was $61,784.

(f)
The amounts reflect the cash severance payments paid to each of Messrs. Floyd and Miller in connection with the separate severance agreements entered into with the Company on December 26, 2008. The agreements provided for, among other things, cash severance compensation and certain confidentiality, non-competition and non-solicitation obligations. In connection with the termination of his employment and employment agreement, effective January 1, 2009, Mr. Floyd received cash severance payments on January 2, 2009. In connection with the termination of his employment and employment agreement, effective January 1, 2009, Mr. Miller received cash severance payments on January 2, 2009. The cash severance payments paid to each of Messrs. Floyd and Miller include (i) base salary for one year in the amount of $485,000, (ii) accrued vacation in the amount of $37,808 and (iii) outplacement services in the amount of $35,000.

 Grants of Plan-Based Award

        The following table sets forth plan-based awards granted to the Named Executive Officers of the Company during the fiscal year ended June 30, 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date (3)	Threshold ($)	Target ($)	Maximum ($)	RSU Threshold (#)	PSU Threshold (#)	RSU Target (#)	PSU Target (#)	RSU Maximum (#)	PSU Maximum (#)	Grant Date Fair Value ($)(4)
Clifton H. Morris, Jr.
RSU/PSU	04/28/2009				37,500	37,500	75,000	75,000	112,500	112,500	1,742,250
SEBP	08/06/2009	225,000	562,500	900,000
Daniel E. Berce
RSU/PSU	04/28/2009				75,000	75,000	150,000	150,000	225,000	225,000	3,484,500
SEBP	08/06/2009	475,000	1,187,500	1,900,000
Chris A. Choate
RSU/PSU	04/28/2009				57,500	57,500	112,500	112,500	170,000	170,000	2,613,375
SEBP	08/06/2009	172,500	431,250	690,000
Steven P. Bowman
RSU/PSU	04/28/2009				37,500	37,500	75,000	75,000	112,500	112,500	1,742,250
SEBP	08/06/2009	142,500	356,250	570,000
Kyle R. Birch
RSU/PSU	04/28/2009				37,500	37,500	75,000	75,000	112,500	112,500	1,742,250
SEBP	08/06/2009	87,500	218,750	350,000
Brian S. Mock
RSU/PSU	04/28/2009				37,500	37,500	75,000	75,000	112,500	112,500	1,742,250
SEBP	08/06/2009	87,500	218,750	350,000
Mark Floyd(5)	N/A	0	0	0	0	0	0	0	0	0	0
Preston A. Miller(5)	N/A	0	0	0	0	0	0	0	0	0	0

(1)
Amounts shown represent the range of performance-based annual incentive amounts achievable for fiscal 2009. For fiscal 2009, the specific performance levels established by the Compensation Committee were set at the threshold, target and maximum levels. Actual amounts earned in fiscal 2009 and paid in August 2009 are reflected in the Summary Compensation Table. See discussion under the section entitled "Compensation Discussion and Analysis—Short-Term Incentive-Based Cash Awards" above for further details on these awards.

(2)
On April 28, 2009, the Committee made long-term incentive compensation awards to the Messrs. Morris, Berce, Choate, Bowman, Birch and Mock and three other senior executives—one half of the award was in the form of performance-based restricted stock units ("RSUs") and the other half of the award was in the form of performance-based phantom stock units ("PSUs"). Both the RSUs and the PSUs become earned at various levels based upon achievement of different levels of targeted book value per share at June 30, 2012; provided, that 33% of the threshold level of RSUs and PSUs will vest if the Company's book value per share equals or exceeds $15.50 as of June 30, 2010; and, provided further, that an additional 33% of the threshold level of RSUs and PSUs will vest if the Company's book value per share equals or exceeds $15.50 as of June 30, 2011. The amount of RSUs and PSUs earned as of June 30, 2012 will be reduced by the total amount of RSUs and PSUs earned, if any, as of June 30, 2010 and 2011. For earned RSUs, the Named Executive Officer will receive a right to receive shares of Common Stock. For earned PSUs, the Named Executive Officer will receive a cash payment in an amount equal to the number of PSUs earned times the lower of (i) the book value of the Company as of the last day of the fiscal year then ended, or (ii) the average closing price of the stock for the 20 consecutive trading days prior to and including the last day of the fiscal year then ended. See discussion under the section entitled "Compensation Discussion and Analysis—Long-Term Incentive Compensation" above for further details on these awards.

(3)
Date on which the RSUs and PSUs were granted to Messrs. Morris, Berce, Choate, Bowman, Birch and Mock or the date on which non-equity incentive plan awards were paid to Messrs. Morris, Berce, Choate, Bowman, Birch and Mock. When the Committee approves equity grants for Company officers, the grant date is identified at that time and in no event is the grant date set prior to the date of Committee approval.

(4)
Amounts shown represent the grant date fair value of RSUs and the fair value of PSUs granted to the Named Executive Officers under FAS 123R. Generally, the grant date fair value is the amount that the Company will expense in its financial statements over the award's vesting schedule. For the RSUs, the grant date fair value is calculated using the target level multiplied by the closing price of the Company's Common Stock on the grant date of $9.68. For the PSUs, the fair value is calculated using the target level multiplied by the lower of (i) the Company's book value on June 30, 2009 of $15.50 or (ii) the closing price of the Company's Common Stock price on June 30, 2009 of $13.55. For additional information on the valuation assumptions, refer to footnote 14 of the Company's financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2009, as filed with the SEC.

(5)
The positions of Co-Chief Operating Officers were eliminated, and Messrs. Floyd and Miller left the Company, effective January 1, 2009.

 Outstanding Equity Awards at Fiscal Year-End

        The following tables provide information as of June 30, 2009 concerning unexercised options, unexercised stock appreciation rights ("SARs"), performance-based restricted stock units ("RSUs") that have not vested and performance-based phantom stock units ("PSUs") that have not vested.

	Option Awards
Name	Option/SAR Grant Date	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option/SAR Expiration Date
Clifton H. Morris, Jr.	03/08/2005	160,000			24.03	03/08/2010
Daniel E. Berce	03/08/2005	160,000			24.03	03/08/2010
Chris A. Choate	02/03/2000	23,000			16.38	02/03/2010
	04/24/2000	19,300			18.13	04/24/2010
	05/01/2001	12,800			45.27	05/01/2011
	11/06/2001	31,100			16.10	11/06/2011
	03/08/2005	80,000			24.03	03/08/2010
Steven P. Bowman	04/24/2000	35,200			18.13	04/24/2010
	05/01/2001	12,800			45.27	05/01/2011
	11/06/2001	31,100			16.10	11/06/2011
	03/08/2005	80,000			24.03	03/08/2010
Kyle R. Birch	09/21/1999	6,200			14.56	09/21/2009
	04/24/2000	7,440			18.13	04/24/2010
	05/01/2001	5,800			45.27	05/01/2011
	11/06/2001	14,000			16.10	11/06/2011
Brian S. Mock	04/11/2001	6,720			35.88	04/11/2011
Mark Floyd(1)	03/08/2005	80,000			24.03	01/01/2010
Preston A. Miller(1)	03/08/2005	80,000			24.03	01/01/2010

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)
Clifton H. Morris, Jr.	05/01/2007			40,334	546,526
	04/28/2009			225,000	3,048,750
Daniel E. Berce	05/01/2007			40,334	546,526
	04/28/2009			450,000	6,097,500
Chris A. Choate	05/01/2007			20,167	273,263
	04/28/2009			340,000	4,607,000
Steven P. Bowman	05/01/2007			20,167	273,263
	04/28/2009			225,000	3,048,750
Kyle R. Birch	05/01/2007			7,000	94,850
	04/28/2009			225,000	3,048,750
Brian S. Mock	05/01/2007			7,000	94,850
	04/28/2009			225,000	3,048,750
Mark Floyd(1)	N/A			0	0
Preston A. Miller(1)	N/A			0	0

(1)
The positions of Co-Chief Operating Officers were eliminated, and Messrs. Floyd and Miller left the Company, effective January 1, 2009, the date of termination. With respect to awards granted to Messrs. Floyd and Miller and pursuant to the terms of their respective grant agreements, (i) all unvested awards were forfeited on the date of termination, (ii) all unexercised stock options expired 90 days after the date of termination, (iii) all vested SARs expire one year from the date of termination and (iv) all vested RSUs under the May 31, 2006 grant were distributed to Messrs. Floyd and Miller on the date of termination.

(2)
(a) With respect to the May 1, 2007 grant (the "2007 Grant"), the stock awards listed include the RSUs allocated to the 2010 performance period for the 2007 Grant. During fiscal 2009, the Company's performance relative to the pre-determined EPS targets in the May 31, 2006 grant (the "2006 Grant") and the 2007 Grant was reviewed each quarter. For fiscal 2009, due to the Company's determination that the performance conditions in the 2006 Grant and the 2007 Grant would not be met, the Company did not recognize any expense in accordance with FAS 123R with respect to the RSUs allocated to the fiscal 2009 performance period and treated such RSUs as forfeited awards. Amounts shown represent value at the maximum level of RSUs granted to the Named Executive Officers.

  (b) With respect to the April 28, 2009 grant, as more fully described in the "Grants of Plan-Based Awards" table above and the footnotes to that table, the stock awards listed include one half of the award in the form of RSUs and the other half of the award in the form of PSUs. Amounts shown represent value at the maximum level of RSUs and PSUs granted to the Named Executive Officers.

(3)
The value shown is based on the closing price of the Company's Common Stock on June 30, 2009 of $13.55 per share.

 Option Exercises and Stock Vested Table

        The following table provides information for the Named Executive Officers on (1) the aggregate stock options exercised during fiscal 2009, including the number of shares acquired on exercise and the value realized, and (2) the aggregate number of shares acquired upon the vesting of performance-based restricted stock units and the value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Vesting ($)
Clifton H. Morris, Jr.	0	0	0	0
Daniel E. Berce	0	0	0	0
Chris A. Choate	0	0	0	0
Steven P. Bowman	0	0	0	0
Kyle R. Birch	0	0	0	0
Brian S. Mock	0	0	0	0
Mark Floyd(1)	0	0	0	0
Preston A. Miller(1)	0	0	0	0

(1)
The positions of Co-Chief Operating Officers were eliminated, and Messrs. Floyd and Miller left the Company, effective January 1, 2009.

Pension Benefits

        We do not have a defined benefit pension plan for our employees and have not included a table disclosing the actuarial present value of each Named Executive Officer's accumulated benefits under defined benefit pension plans, the number of years of credited service under each such plan and the amount of pension benefits paid to each Named Executive Officer during the year. We also do not have a SERP for our employees. The only retirement plans available to the Named Executive Officers were our qualified 401(k) plan, which is available to all employees and a non-qualified deferred compensation plan, which is available to certain officers. The non-qualified deferred compensation plan is described in "Compensation Discussion and Analysis—Retirement and Other Benefits" and in the "Non-Qualified Deferred Compensation" section, which follows.

Non-Qualified Deferred Compensation

        The Company sponsors a non-qualified deferred compensation plan. The Deferred Compensation Plan II ("DCP II") is a voluntary non-qualified deferred compensation plan. Compensation eligible to be deferred into the DCP II includes base annual salary and cash payments under the Senior Executive Bonus Plan ("SEBP"). The DCP II is a successor plan to the Company's Deferred Compensation Plan (the "DCP," and together with DCP II, the "DCP Plans"), which was frozen on December 31, 2004.

        The following table shows the contributions, earnings and account balances for the Named Executive Officers participating in the Company sponsored non-qualified deferred compensation program:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distibutions ($)(3)	Aggregate Balance at Last Fiscal Year-End ($)
Clifton H. Morris, Jr.	0	0	0	0	0
Daniel E. Berce	0	0	(103,961)	0	265,375
Chris A. Choate	0	0	(245,757)	0	893,446
Steven P. Bowman	20,461	0	(135,935)	0	301,319
Kyle R. Birch	0	0	0	0	0
Brian S. Mock	59,971	0	(75,461)	103,542	80,356
Mark Floyd(4)	0	0	0	0	0
Preston A. Miller(4)	40,292	0	(126,306)	31,606	365,275

(1)
For Messrs. Bowman, Mock and Miller, the contributions were from their respective fiscal 2009 base salary and are included in the Summary Compensation Table under "Salary."

(2)
The aggregate earnings reflect dividends and investment gains and losses on the DCP funds and/or DCP II funds as selected by Messrs. Berce, Choate, Bowman, Mock and Miller and are not included in the Summary Compensation Table.

(3)
Amounts shown reflect a distribution from the DCP II.

(4)
The positions of Co-Chief Operating Officers were eliminated, and Messrs. Floyd and Miller left the Company, effective January 1, 2009.

Deferred Compensation Plan II

        DCP II was adopted by the Compensation Committee effective on January 1, 2005, and is the successor plan to the DCP, which was frozen effective December 31, 2004. The DCP II has participation and distribution provisions intended to comply with the regulations issued under Section 409A of the IRC. Participants' accounts in the legacy DCP continue to be credited with earnings on the same basis as accounts in the DCP II.

        Participants may voluntarily elect to participate in the DCP II. Participation is open to vice presidents and above. For fiscal year 2009, approximately 100 employees were eligible to participate in DCP II. Of the Named Executive Officers, Messrs. Bowman, Mock and Miller participated in the program in fiscal 2009.

        Participants may elect to defer into the DCP II up to 100% of their base annual salary and up to 100% of their annual SEBP payment. An election to participate is valid for only one calendar year. Participants are always fully vested in the amounts credited to their accounts in the DCP II. AmeriCredit currently does not make and has not made any contributions to the participants' accounts under the DCP Plans.

        The Company computes deemed investment gain or loss under the different investment funds available based on the actual investment performance of the funds selected by the participants. Participants in the DCP II have the option to direct their individual deferrals among 25 different investment funds made available by the plan. Distributions under the DCP II may be made to executives according to their respective elected schedule for distribution, or upon termination of employment, change of control, or certain other events.

        The DCP II is a successor plan to the Company's DCP, which was frozen on December 31, 2004. No additional participants are permitted to enter the DCP and no compensation is taken into account after this date. Messrs. Berce, Choate, Bowman, Mock and Miller were previous participants in the DCP and, as such, returns on these investments are reported for fiscal 2009. Participants in the DCP have the option to direct their individual deferrals among 25 different investment funds made available by the plan.

        Employees who elect to participate in DCP II must also make a distribution election at the same time they select their level of participation. Separate elections as to timing and form of payment can be made for separations from service due to retirement, disability or death. The participant can elect the time payments start—in a particular year or some designated fixed number of years following the separation from service. The participant may also elect from one to ten annual payments. Distributions under the DCP Plans are subject to ordinary income taxes.

        The DCP Plans are not directly supported by Company assets. Amounts paid under these plans are paid from the Company's general corporate funds, and each participant and his or her beneficiaries are unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligation.

Executive Employment Agreements

        The Company has entered into employment agreements with each of Messrs. Morris, Berce, Choate, Bowman, Birch and Mock that provide for, among other things, the term of employment, compensation and benefits payable during the term of the agreement as well as for specified payments in case of termination of employment. In each case, the agreement provides that the Named Executive Officer will participate in all compensation and benefit programs made available to all executive officers. The terms and conditions of each employment agreement were negotiated between the Company and the respective Named Executive Officer. The Company believes that the terms and conditions of the employment agreements are appropriate in order to retain the Named Executive Officers. On November 2, 2005, the Compensation Committee approved amended and restated employment agreements for Messrs. Morris, Berce, Choate and Bowman primarily to ensure that post-employment payments and benefits under the agreements comply with the regulations issued under Section 409A of the IRC, a section of the IRC that governs certain deferred compensation and severance arrangements. These agreements, as amended and restated in fiscal 2006, contain terms that renew annually for successive three year periods (ten years in the case of Mr. Morris and five years in the case of Mr. Berce). The employment agreements for Messrs. Birch and Mock contain terms that renew for successive three year periods.

        The descriptions that follow are qualified in their entirety with respect to the employment agreements for Messrs. Morris, Berce and Choate, which have been included as exhibits to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2005, as filed with the SEC on November 8, 2005.

        The employments agreements for the Named Executive Officers provide for base salaries which may be increased by the Compensation Committee in its sole discretion and the right to participate in bonus and other compensation and benefit arrangements. As of June 30, 2009, the base salaries for Messrs. Morris, Berce, Choate, Bowman, Birch and Mock were $450,000, $950,000, $460,000, $380,000, $350,000 and $350,000, respectively.

        In the event of termination of employment due to the Named Executive Officer's voluntary termination or in the event of termination by the Company for due cause, the Named Executive Officer will be entitled to receive his pro rata base salary plus all earned and vested bonuses through the date of termination. "Due cause" includes intentional misapplication of Company funds, conviction of a crime involving moral turpitude, use or possession of any controlled substance or abuse of alcoholic beverages, violation of his obligations under the employment agreement and willful and deliberate malfeasance or gross negligence in performance of his duties. In the event of termination of employment due to disability or death, Messrs. Morris and Berce or his respective estate will be entitled to receive his base salary for one year (six months for Messrs. Choate, Bowman, Birch and Mock) following the date of termination.

        In the event of termination by the Company without cause, the employment agreements for Messrs. Morris and Berce provide that the executive will be entitled to receive the remainder of his current year's salary (undiscounted) plus the discounted present value (employing an interest rate of 8%) of two additional years' salary. Under the employment agreements for Messrs. Morris and Berce, "salary" means the highest base salary paid to such executive in any of the seven fiscal years preceding the year in which a termination without cause occurs plus the highest annual cash bonus or other incentive payment paid to such executive in any of the seven fiscal years preceding the year in which a termination without cause occurs. In the event of termination by the Company without cause, the employment agreements for Messrs. Choate, Bowman, Birch and Mock provide that the executive will be entitled to receive an amount equal to his current year's base salary (undiscounted).

        In the event of a change of control (as defined below) of the Company and the subsequent termination of the executive without due cause or voluntary termination by the executive during the twelve (12) months following the change of control, Messrs. Morris, Berce, Choate and Bowman will be entitled to receive the remainder of his current year's salary (undiscounted) plus the discounted present value (employing an interest rate of 8%) of two additional years' salary. Under the employment agreements for Messrs. Morris and Berce, "salary" means the highest base salary paid to such executive in any of the seven fiscal years preceding the year in which a change of control occurs plus the highest annual cash bonus or other incentive payment paid to such executive in any of the seven fiscal years preceding the year in which a change of control occurs. Under the employment agreements for Messrs. Choate and Bowman, "salary" means the base salary paid to such executive prior to the change of control plus the average annual cash bonuses or other cash incentive compensation paid to such executive for the three years in the three year period immediately preceding the year in which a change of control occurs. The employment agreements for Messrs. Birch and Mock do not include change of control provisions.

        Under the employment agreements for Messrs. Morris, Berce, Choate and Bowman, a change of control would include any of the following:

  •
  on the date that any one person, or more than one person acting as a group, acquires ownership of stock of AmeriCredit that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of AmeriCredit;

  •
  on the date that a majority of the members of AmeriCredit's Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of AmeriCredit's Board of Directors prior to the date of the appointment or election; or

  •
  on the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from AmeriCredit that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of AmeriCredit immediately prior to such acquisition or acquisitions.

        The employment agreements for Messrs. Morris, Berce, Choate and Bowman have incorporated language requiring compliance with Section 409A of the IRC which could result in delays of the payments discussed above.

        Included in the employment agreements for Messrs. Morris, Berce, Choate and Bowman is a covenant of the employee not to compete with the Company during the term of his employment and for a period of three years (one year for Messrs. Choate and Bowman) from the date on which he ceased to be employed as a result of a termination for due cause, termination of his employment by the Company at any time for any reason whatsoever, even without due cause, or voluntary termination unless such voluntary termination occurs within twelve months after a change of control. Included in the employment agreements for Messrs. Birch and Mock is a similar covenant of the employee not to compete with the Company during the term of his employment and for a period of one year from the date on which he ceased to be employed as a result of a termination for due cause, termination of his employment by the Company at any time for any reason whatsoever, even without due cause, or voluntary termination.

        As discussed in more detail above, Messrs. Floyd and Miller entered into separate severance agreements with the Company on December 26, 2008. The agreements provided for, among other things, cash severance compensation and certain confidentiality, non-competition and non-solicitation obligations. In connection with the termination of his employment and employment agreement, effective January 1, 2009, Mr. Floyd received cash severance payments on January 2, 2009. In connection with the termination of his employment and employment agreement, effective January 1, 2009, Mr. Miller received cash severance payments on January 2, 2009.

Potential Payment upon Termination or Change of Control

        The following tables show potential payments to the Named Executive Officers under the existing agreements, plans or arrangements for various scenarios involving a termination of employment or change of control, assuming a June 30, 2009 termination date and, where applicable, using the closing price of our Common Stock of $13.55 (as reported on the New York Stock Exchange as of June 30, 2009).

Clifton H. Morris, Jr.

Executive Benefits and Payments Upon Termination or Change of Control as of 6-30-09	Voluntary Termination/ Termination for Due Cause ($)	Involuntary Not for Cause Termination ($)	Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary (Base Salary and Bonus)	0	4,469,669	4,469,669	450,000	450,000
Long Term Incentives
Fiscal 2006 RSU Award	0	0	469,378	469,378	469,378
Fiscal 2007 RSU Award	0	0	546,109	546,109	546,109
Fiscal 2009 RSU/PSU Award	0	0	2,031,750	2,031,750	2,031,750
Other Benefits:
Disability Insurance Benefits	0	0	0	138,849	0
Life Insurance Proceeds	0	0	0	0	50,000
Total:	0	4,469,669	7,516,906	3,636,085	3,547,236

Daniel E. Berce

Executive Benefits and Payments Upon Termination or Change of Control as of 6-30-09	Voluntary Termination/ Termination for Due Cause ($)	Involuntary Not for Cause Termination ($)	Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary (Base Salary and Bonus)	0	4,740,459	4,740,459	950,000	950,000
Long Term Incentives
Fiscal 2006 RSU Award	0	0	469,378	469,378	469,378
Fiscal 2007 RSU Award	0	0	546,109	546,109	546,109
Fiscal 2009 RSU/PSU Award	0	0	4,063,500	4,063,500	4,063,500
Other Benefits:
Disability Insurance Benefits	0	0	0	1,108,849	0
Life Insurance Proceeds	0	0	0	0	550,000
Total:	0	4,740,459	9,819,445	7,137,835	6,578,986

 Chris A. Choate

Executive Benefits and Payments Upon Termination or Change of Control as of 6-30-09	Voluntary Termination/ Termination for Due Cause ($)	Involuntary Not for Cause Termination ($)	Change of Control ($)		Disability ($)	Death ($)
Compensation:
Salary (Base Salary and Bonus)	0	460,000	1,435,775		230,000	230,000
Long Term Incentives
Fiscal 2006 RSU Award	0	0	234,689		234,689	234,689
Fiscal 2007 RSU Award	0	0	270,800		270,800	270,800
Fiscal 2009 RSU/PSU Award	0	0	1,766,183	(1)	3,047,625	3,047,625
Other Benefits:
Disability Insurance Benefits	0	0	0		2,218,849	0
Life Insurance Proceeds	0	0	0		0	550,000
Total:	0	460,000	3,707,447		6,001,963	4,333,114

(1)
Equity plan limitation due to Section 280G.

Steven P. Bowman

Executive Benefits and Payments Upon Termination or Change of Control as of 6-30-09	Voluntary Termination/ Termination for Due Cause ($)	Involuntary Not for Cause Termination ($)	Change of Control ($)		Disability ($)	Death ($)
Compensation:
Salary (Base Salary and Bonus)	0	380,000	1,210,333		190,000	190,000
Long Term Incentives
Fiscal 2006 RSU Award	0	0	234,689		234,689	234,689
Fiscal 2007 RSU Award	0	0	270,800		270,800	270,800
Fiscal 2009 RSU/PSU Award	0	0	1,660,605	(1)	2,031,750	2,031,750
Other Benefits:
Disability Insurance Benefits	0	0	0		2,738,849	0
Life Insurance Proceeds	0	0	0		0	550,000
Total:	0	380,000	3,376,427		5,466,088	3,277,239

(1)
Equity plan limitation due to Section 280G.

Kyle R. Birch

Executive Benefits and Payments Upon Termination or Change of Control as of 6-30-09	Voluntary Termination/ Termination for Due Cause ($)	Involuntary Not for Cause Termination ($)	Change of Control ($)		Disability ($)	Death ($)
Compensation:
Salary (Base Salary)	0	350,000	0		175,000	175,000
Long Term Incentives
Fiscal 2006 RSU Award	0	0	81,240		81,240	81,240
Fiscal 2007 RSU Award	0	0	94,780		94,780	94,780
Fiscal 2009 RSU/PSU Award	0	0	1,653,456	(1)	2,031,750	2,031,750
Other Benefits:
Disability Insurance Benefits	0	0	0		1,942,749	0
Life Insurance Proceeds	0	0	0		0	350,000
Total:	0	350,000	1,829,476		4,325,519	2,732,770

(1)
Equity plan limitation due to Section 280G.

 Brian S. Mock

Executive Benefits and Payments Upon Termination or Change of Control as of 6-30-09	Voluntary Termination/ Termination for Due Cause ($)	Involuntary Not for Cause Termination ($)	Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary (Base Salary)	0	350,000	0	175,000	175,000
Long Term Incentives
Fiscal 2006 RSU Award	0	0	81,240	81,240	81,240
Fiscal 2007 RSU Award	0	0	94,780	94,780	94,780
Fiscal 2009 RSU/PSU Award	0	0	2,031,750	2,031,750	2,031,750
Other Benefits:
Disability Insurance Benefits	0	0	0	2,482,749	0
Life Insurance Proceeds	0	0	0	0	350,000
Total:	0	350,000	2,207,770	4,865,519	2,732,770

        Below is a description of the assumptions that were used in creating the tables above.

Salary

        The amounts of these elements of compensation are governed by the employment agreements. See "Executive Employment Agreements" herein above. In addition, the meaning of "change of control" as used in the tables is set forth in the employment agreements.

Long-Term Incentives

        The amounts pertaining to the performance-based restricted stock units ("RSUs") and performance-based phantom stock units ("PSUs") are governed by the terms of their respective awards.

        The tables provide values for the (i) RSUs allocated to the 2009 performance period for the May 31, 2006 grant (the "Fiscal 2006 Grant"); (ii) RSUs allocated to the 2009 and 2010 performance periods, respectively, for the May 1, 2007 grant (the "Fiscal 2007 Grant"); and (iii) RSUs and PSUs allocated to the book value targets for the April 28, 2009 grant (the "Fiscal 2009 Grant") which would become, in whole or in part, vested upon the termination events shown in the tables above. For the Fiscal 2006 Grant and the Fiscal 2007 Grant, the RSUs vest 100% upon a change of control, disability or death and are paid at the maximum level. For the Fiscal 2009 Grant, the RSUs and PSUs vest 100% upon a change of control, disability or death and are paid at the target level. For the Fiscal 2006 Grant, the Fiscal 2007 Grant and the Fiscal 2009 Grant, upon termination of the Named Executive Officer's employment by the Company for any reason as of June 30, 2009, any unvested RSUs and PSUs subject to the award are forfeited; provided, however, for the Fiscal 2009 Grant, if the Named Executive Officer is terminated (other than for cause) during fiscal 2010, 2011 or 2012, the Named Executive Officer will remain eligible to earn a percentage of the RSUs and PSUs under a payout matrix based upon the date of termination. Additionally, for the Fiscal 2009 Grant, if a change of control occurs after the termination of a Named Executive Officer during fiscal 2010, 2011 or 2012 but prior to June 30, 2012, the Named Executive Officer will receive, based on the fiscal year in which his termination occurred, a percentage of the target level of RSUs and PSUs that vest on the closing date of such change of control.

        The values are calculated by multiplying the unvested amounts of the RSUs and PSUs by $13.55, the closing market price of AmeriCredit stock on June 30, 2009. The amounts also include vested Fiscal 2006 Grant RSUs that were manditorily deferred.

Other Benefits

        The amounts of Disability Insurance Benefits are based upon disability payments the Named Executive Officer would receive if he remained disabled for the maximum period covered by third-party insurance policies.

        The amounts of the Life Insurance Proceeds are based upon life insurance policies provided by the Company.

        The non-qualified deferred compensation amounts are fully vested at all times and are governed by the distribution elections made by the executives.

Section 280G

        If (a) there is a change of control or in the ownership of a substantial portion of the assets of the Company (within the meaning of Section 280G(b)(2)(A) of the IRC) and (b) the payments otherwise to be made pursuant to the employment agreements, equity-based compensation agreements and any other payments or benefits otherwise to be paid to Named Executive Officer in the nature of compensation or received by or for the benefit of the Named Executive Officer and contingent upon such event (the "Termination Payments") would create an "excess parachute payment" within the meaning of Section 280G, then (i) in the case of the employment agreements, the Company will make the Termination Payments in substantially equal installments, such that the aggregate present value of all Termination Payments, will be as close as possible to, but not exceed, 299% of the Named Executive Officer's base amount, within the meaning of Section 280G; and (ii) in the case of the equity-based compensation agreements, unvested equity grants, which would otherwise be accelerated, would not be accelerated such that the total compensation would not exceed 299% of the Named Executive Officer's base amount, within the meaning of Section 280G.

        As a result of the provisions of Section 280G, if a change of control occurred as of June 30, 2009, the unvested equity grants of Messrs. Choate and Bowman, which would have otherwise been accelerated, would not be accelerated. The value of these lost equity awards are $1,281,442 for Mr. Choate; $371,145 for Mr. Bowman; and $378,294 for Mr. Birch. Messrs. Morris, Berce and Mock would not have any lost equity value in connection with acceleration upon a change of control as of June 30, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required to file under the Securities Exchange Act of 1934, as amended, reports of ownership and changes of ownership with the SEC. Based solely upon information provided to the Company by individual directors, executive officers and 10% shareholders, the Company believes that during the fiscal year ended June 30, 2009, all filing requirements applicable to its executive officers, directors and 10% shareholders were met.

Certain Relationships and Related Transactions

        When customers default on automobile loans, the Company uses the services of independent contractors for the recovery and repossession of the financed vehicles. These independent contractors are selected from a group of qualified agencies with whom the Company maintains ongoing relationships. The Company uses the services of more than 250 different agencies. During fiscal 2009, the Company engaged four vehicle recovery agencies controlled by Clifton H. Morris, III, an adult son of Mr. Clifton H. Morris, Jr., Chairman of the Board of the Company. A per vehicle payment is made pursuant to a fee schedule submitted by these four agencies for each recovery, repossession or other service performed. The Company considers the fees charged by these companies to be competitive and reasonable. During fiscal 2009, payments by the Company to these four agencies totaled $450,426.

        On March 4, 2008, the Company and Leucadia National Corporation ("Leucadia") entered into a standstill letter agreement regarding Leucadia's ownership of the Company's Common Stock. On December 12, 2008, the Company and Leucadia entered into an amended and restated standstill letter agreement (as amended, the "Leucadia Agreement"). Under the terms of the Leucadia Agreement, the Company agreed to create two additional director positions on its Board of Directors and to elect two representatives designated by Leucadia to fill the two new positions. The Company also agreed that it will not increase the size of its Board of Directors to more than nine, without the approval of both a majority of the directors unaffiliated with Leucadia and Leucadia's designated directors. Leucadia's right to have two designees on the Board will terminate if Leucadia subsequently sells or otherwise disposes of shares of Common Stock and as a result owns less than 20% of the outstanding Common Stock of the Company. The Company has also agreed to file one or more registration statements with the SEC regarding the shares owned by Leucadia, if requested by Leucadia and upon certain terms and conditions. The Company filed such a registration statement with the SEC on May 23, 2008. As a result of the Company and Leucadia entering into the amended and restated standstill letter agreement, Leucadia was provided with pre-emptive rights identical to those granted to Fairholme Funds, Inc. ("Fairholme"), as described below.

        On March 4, 2008, the Company's Board of Directors amended its Bylaws, created two new director positions and elected Ian M. Cumming and Justin R. Wheeler to fill those positions. Mr. Wheeler was elected for a term expiring in 2008, and Mr. Cumming was elected for a term expiring in 2009, pursuant to the provisions of the Leucadia Agreement. Both Mr. Cumming and Mr. Wheeler are officers of Leucadia and Mr. Cumming is Chairman of Leucadia's Board of Directors. At the 2008 Annual Meeting of Shareholders, the shareholders of the Company elected Mr. Wheeler to serve as a director of the Company for a term expiring in 2011 and Mr. Cumming to serve as a director of the Company for a term expiring in 2009.

        The Leucadia Agreement also provides that Leucadia will not acquire more than 29.9% of the Company's outstanding Common Stock, subject to certain exceptions, and will forebear from taking actions concerning business combinations with the Company or concerning the composition of the Company's Board of Directors, without the approval of a majority of the directors not affiliated with Leucadia. Other provisions of the Leucadia Agreement govern the orderly disposition of the Company's Common Stock owned by Leucadia, should Leucadia choose to do so. The Leucadia Agreement expires on March 3, 2010, subject to certain events that would cause earlier termination of these restrictions, including such earlier time as Leucadia beneficially owns less than 5% of the Company's Common Stock.

        On November 24, 2008, the Company and two of its subsidiaries, AmeriCredit Financial Services, Inc. and AFS SenSub Corp., entered into a letter agreement with Fairholme under which Fairholme agreed to purchase approximately $123 million of asset-backed securities rated below triple A (the "Subordinated Notes") issued by the AmeriCredit Automobile Receivables Trust 2008-2 (the "Trust") in a securitization transaction (the "Note Purchase Agreement").

        On November 26, 2008, the Company issued a Limited Guaranty to Wells Fargo Bank, National Association, as trust collateral agent under the indenture for the Trust for the benefit of the Subordinated Notes, as additional credit enhancement for the securitization transaction, in the aggregate amount not to exceed $50 million. Under the Limited Guaranty, the Company will guarantee the timely payment of interest on the Subordinated Notes, the payment of any outstanding principal balance on the Subordinated Notes on their final scheduled distribution date, and the Limited Guaranty may be drawn upon to ensure that certain over-collateralization requirements in the securitization are met.

        On November 26, 2008, the Company and Fairholme entered into a registration rights agreement concerning the Subordinated Notes (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company agreed to promptly file a shelf registration statement with the Securities and Exchange Commission providing for the resale of the Subordinated Notes. The Company filed such a registration statement with the SEC on January 7, 2009.

        On November 24, 2008, the Company entered into an exchange agreement with Fairholme under which the Company was obligated to issue to Fairholme 15,122,670 shares of the Company's Common Stock in exchange (the "Exchange") for a portion of the Company's Senior Notes due 2015 (the "Notes") held by Fairholme at a price of $840 per $1,000 principal amount of the Notes (the "Exchange Agreement"). Under the Exchange Agreement, the aggregate principal amount of the Notes exchanged for shares was determined based upon the lower of 120% of the ten-day average closing price of the Common Stock immediately prior to the closing of the Exchange, or $6.02. The Exchange Agreement also provides that Fairholme shall have certain pre-emptive rights regarding the proposed issuance by the Company of any Common Stock or securities exercisable or convertible into Common Stock or any other security with voting rights and Fairholme's proportionate ownership of Common Stock, subject to certain exceptions. On December 12, 2008, the Company and Fairholme completed the Exchange, and AmeriCredit issued 15,122,670 shares of Common Stock in exchange for $108,380,000 in principal amount of the Notes held by Fairholme. The Company issued the shares on December 12, 2008, and the Notes exchanged for the shares pursuant to the Exchange Agreement were cancelled.

        Also on December 12, 2008, the Company entered into a standstill letter agreement (the "Fairholme Agreement") with Fairholme and Fairholme Capital Management, L.L.C. (on behalf of certain advisory accounts through which it may have beneficial ownership of shares of Common Stock of the Company). Under the terms of the Fairholme Agreement, the Company agreed to create one additional director position on its Board of Directors and to elect a representative designated by Fairholme and Fairholme Capital Management, L.L.C. The Company also agreed that it will not increase the size of its Board of Directors to more than ten, without the approval of both a majority of the directors unaffiliated with Fairholme's and Fairholme Capital Management, L.L.C.'s designated director. These provisions will terminate if Fairholme and Fairholme Capital Management, L.L.C. subsequently sell or otherwise dispose of shares of Common Stock and as a result own collectively less than 20% of the outstanding Common Stock of the Company. The Fairholme Agreement expires on December 31, 2010, subject to certain events that would cause earlier termination of the restrictions on Fairholme's and Fairholme Capital Management, L.L.C.'s ownership of our Common Stock, including such earlier time as Fairholme and Fairholme Capital Management, L.L.C. collectively beneficially own less than 5% of the Company's Common Stock. On December 12, 2008, the Company's Board of Directors amended its Bylaws, created a new director position and elected Bruce R. Berkowitz to fill this position. Mr. Berkowitz was elected for a term expiring in 2009, pursuant to the provisions of the Fairholme Agreement. Mr. Berkowitz is President and a member of the Board of Directors of Fairholme. The Fairholme Agreement also provides that Fairholme shall have certain pre-emptive rights regarding the proposed issuance by the Company of any Common Stock or securities exercisable or convertible into Common Stock or any other security with voting rights and Fairholme's proportionate ownership of Common Stock, subject to certain exceptions.

        The Fairholme Agreement also provides that Fairholme and Fairholme Capital Management, L.L.C. (on behalf of such advisory accounts) will refrain from taking certain actions prior to December 31, 2010 regarding business combinations or proxy solicitations concerning the composition of the Company's Board of Directors, will not increase their percentage ownership of the Company's Common Stock together with any shares of Common Stock they are considered to beneficially own to more than 28.5%, except under certain conditions, and granted a proxy to vote certain shares of Common Stock held by them to Clifton H. Morris, Jr., the Company's chairman.

        The Company also entered into a separate standstill letter agreement on December 12, 2008 with Bruce R. Berkowitz and certain of his family members and controlled entities under which they will refrain from taking certain actions prior to December 31, 2010 regarding business combinations or proxy solicitations concerning the composition of the Company's Board of Directors, and will not acquire additional shares of the Company's Common Stock, except under certain circumstances.

Review and Approval of Transactions with Related Persons

        We review relationships and transactions in which the Company and our directors and officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. With respect to the Company's Policy regarding Transactions with Section 16 Officers and Directors, approved by the Nominating and Corporate Governance Committee on March 23, 2006 and ratified by the Board of Directors on April 25, 2006, the Company's Chief Legal Officer and Controller are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and officers with respect to related party transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. In the course of the review, any such transaction requires financial and legal review and, where appropriate, review by the Audit Committee and the Nominating and Corporate Governance Committee. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in the Proxy Statement. In addition, the Nominating and Corporate Governance Committee reviews and approves or ratifies any related party transaction that is required to be disclosed.

PROPOSAL TO ADOPT
THE AMENDED AND RESTATED SENIOR EXECUTIVE BONUS PLAN
(Item 2)

        This section provides a summary of the terms and conditions of the Amended and Restated Senior Executive Bonus Plan and the proposal to approve such plan.

        The original Senior Executive Bonus Plan was first adopted by our Board of Directors in August 2004 and by our shareholders in November 2004. By its terms, the original Senior Executive Bonus Plan expired five years after its adoption, in August 2009, as required by the provisions of Section 162(m) of the IRC ("Section 162(m)"). On August 6, 2009, the Compensation Committee (the "Committee") approved the Amended and Restated Senior Executive Bonus Plan (the "Plan") in order to continue the purposes and benefits under the original plan. On August 6, 2009, the Board of Directors ratified the Plan. Because the Plan is designed to qualify as providing "performance-based" compensation under Section 162(m), the Company must ask its shareholders to renew your approval of the Plan. Your affirmative vote to re-approve the Plan also means that you are voting in favor of the changes made to the Plan. The Company is asking its shareholders to renew the approval of the Plan so that the Company may deduct for federal income tax purposes any compensation over $1 million that the Company may pay to certain of our most highly paid executives in a single year pursuant to the Plan.

General

        As mentioned above, the Plan is designed to qualify as "performance-based" compensation under Section 162(m). Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to our CEO or any of the other Named Executive Officers to the extent that any of these persons receives more than $1 million in compensation in any one year. However, if the Company pays compensation that is "performance-based" compensation under Section 162(m), the Company can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1 million in a single year. The Plan allows the Company to pay incentive compensation that is performance-based and therefore fully tax deductible on the Company's federal income tax return.

Description of the Plan

        The following paragraphs provide a summary of the principal features of the Plan and its operation. The Plan is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

Purpose of the Plan

        The Plan is intended to increase shareholder value and the success of the Company by motivating key executives to perform to the best of their abilities and achieve the Company's objectives.

Administration of the Plan

        The Plan will be administered by the Committee in accordance with the provisions of the Plan and the requirements of Section 162(m).

Eligibility to Receive Awards

        All officers of the Company are eligible to participate in the Plan. Participation in the Plan by any particular officer is determined annually in the discretion of the Committee. In selecting participants for the Plan, the Committee will choose officers of the Company who are likely to have a significant impact on Company performance. It is currently anticipated that the members of the Company's executive team, which is currently comprised of Messrs. Morris, Berce, Choate, Bowman, Birch, Mock and three other senior executives, and other officers of the Company will participate in the Plan for fiscal 2010.

Target Awards and Performance Goals

        For each year, the Committee will establish in writing: (i) a target award for each participant, (ii) the performance goals which must be achieved in order for the participant to be paid the target award, and (iii) a formula for increasing or decreasing a participant's target award depending upon how actual performance compares to the pre-established performance goals.

        Each participant's target award will be expressed as a percentage of his or her base salary. Base salary under the Plan means the participant's annual salary rate on the last day of the plan year.

        The performance goals for awards under the Plan are: annual revenue, earnings (or loss) per share, net income (or loss), return on managed assets, origination volume, origination profitability, return on equity, net charge-offs, recoveries, net interest margin, cash collections, delinquencies, operating expenses, book value, tangible net worth, liquidity, leverage ratio, stock price targets, and measurable individual objectives. The principal changes to the Plan include the addition and deletion of certain permissible performance goals. The Committee may choose one or more performance goals which apply on either a corporate or business unit basis, as deemed appropriate in light of the participant's responsibilities.

Determination of Actual Awards

        After the end of each plan year, the Committee must certify in writing the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant will be determined by applying the formula to the level of actual performance which has been certified by the Committee. However, the Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Also, no participant's actual award under the Plan may exceed $5 million for any year.

        The Plan contains a continuous employment requirement. If a participant terminates employment with the Company for a reason other than disability or death prior the end of the plan year, he or she shall not be entitled to the payout of an actual award for the plan year. However, if the participant's termination is due to disability or death, the Committee may proportionately reduce (or eliminate) his or her actual award based on the date of termination and such other considerations as the Committee deems appropriate. If a participant terminates employment with the Company on or after the end of the plan year but prior to the date the actual award for the plan year is paid, the Committee, in its discretion, may pay, withhold or reduce the award actually earned for the plan year.

        If the Plan is not approved by the shareholders, the Committee will not grant any bonuses under the Plan. However, the Committee may otherwise grant annual cash bonuses to the executive officers who would have been eligible to participate in the Plan. In that event, these bonuses would not qualify as performance-based compensation under Section 162(m), and, accordingly, all or a portion of the bonuses might not be deductible by the Company for federal income tax purposes.

        Awards under the Plan generally will be payable in cash after the end of the year during which the award was earned. However, in accordance with Section 162(m), the Committee, in its sole discretion, may determine prior to the determination date that any cash bonus, in whole or in part, will be payable in the form of a restricted stock unit bonus or phantom stock unit bonus granted under one of the Company's equity compensation plans. Any restricted stock unit bonus or any phantom stock unit so awarded shall be fully vested, subject to such holding period restrictions as may be necessary to comply with applicable securities laws and may be payable at some future date at the sole discretion of the Committee.

New Plan Benefits

        Awards under the Plan are determined based on actual performances, so future actual awards (if any) cannot now be determined. However, the following table lists the actual awards paid under the Senior Executive Bonus Plan for fiscal 2009:

Name and Position of Individual or Identity of Group	Fiscal 2009 Non-Equity Incentive Plan Compensation ($)
Clifton H. Morris, Jr.,	225,000
Chairman of the Board
Daniel E. Berce,	475,000
President and Chief Executive Officer
Chris A. Choate,	172,500
Executive Vice President, Chief Financial Officer and Treasurer
Steven P. Bowman,	142,500
Executive Vice President, Chief Credit and Risk Officer
Kyle R. Birch,	87,500
Executive Vice President, Dealer Services
Brian S. Mock,	87,500
Executive Vice President, Collections
Executive Group(1)	1,383,750
Non-Executive Director Group	0
Non-Executive Officer Employee Group(1)	1,668,446

(1)
Includes nine senior executives in the Executive Group and 155 employees in the Non-Executive Officer Employee Group.

Federal Income Tax Consequences

        Under present federal income tax, participants will realize ordinary income equal to the amount of the award received in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income to the participant, provided that the Plan satisfies the requirements of Section 162(m). As described above, Section 162(m) limits the deductibility of compensation not based on performance that is paid to certain corporate executives.

Amendment and Termination of the Plan

        The Board or the Committee may amend or terminate the Plan at any time and for any reason, but in accordance with Section 162(m), certain material amendments to the Plan will be subject to shareholder approval.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDED AND RESTATED SENIOR EXECUTIVE BONUS PLAN.

 RATIFICATION OF SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 3)

        The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements for the fiscal year ending June 30, 2010. The Audit Committee and the Board of Directors are requesting that the shareholders ratify such selection. The proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm requires approval by the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting. Deloitte & Touche LLP served as the Company's independent registered public accounting firm for the fiscal year ended June 30, 2009 and has reported on the Company's consolidated financial statements for such year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

        Shareholder ratification is not required for the selection of Deloitte & Touche LLP, since the Audit Committee has the sole responsibility for selecting the Company's independent registered public accounting firm. Nonetheless, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders' opinions, which the Audit Committee will take into consideration in future deliberations. In the event the shareholders fail to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, the Audit Committee may, but is not required to, reconsider its selection.

        THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2010.

Report of the Audit Committee

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to ensure the integrity of the Company's financial statements, the Company's compliance with accounting and regulatory requirements, the independent accountant's qualifications, independence and performance and the performance of the Company's internal audit function. The functions of the Audit Committee are described in greater detail in the Audit Committee's written charter adopted by the Company's Board of Directors, which may be found on the Company's website at www.americredit.com. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

        The Audit Committee is comprised of four directors, each of whom meets the independence and experience requirements of the SEC and the New York Stock Exchange. The members of the Audit Committee are Messrs. Clay, Dike, Greer and Jones. The Audit Committee held four meetings in fiscal 2009 to review the Company's financial results, the status of the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and other relevant accounting, auditing and disclosure matters. The Audit Committee plans to meet a minimum of four times in fiscal 2010, including quarterly meetings in executive sessions with the independent registered public accounting firm, the senior internal audit executive and senior management.

        The Board of Directors has determined that each member of the Audit Committee is financially literate, as the Board interpreted such qualifications in its business judgment, and that Mr. Clay has the qualifications and experience necessary to serve as an "audit committee financial expert," as defined by the rules of the SEC. No Audit Committee member serves on the audit committees of three public companies.

        Management has the primary responsibility for the consolidated financial statements and the financial reporting process, including the system of internal controls. The Audit Committee oversees the Company's independent registered public accounting firm, system of internal control and financial reporting process on behalf of the Board of Directors. In this regard, the Audit Committee helps to ensure independence of the Company's independent registered public accounting firm, the integrity of management and the adequacy of disclosure to shareholders. Representatives of the independent registered public accounting firm, as well as employees in the Company's internal audit, accounting and financial management departments have unrestricted access to the Audit Committee.

        In accordance with SEC policies regarding auditor independence, the Audit Committee has established a policy to pre-approve all audit and permitted non-audit services within the categories of Audit Services, Audit-Related Services, Tax Services and All Other Services. The Audit Committee pre-approves the services provided by the independent registered public accounting firm within each category, as well as the fees associated with such services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those circumstances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate authority to a subcommittee of the Audit Committee (consisting of one or more members, including the Chairman of the Audit Committee acting alone), when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of the Chairman or any subcommittee to grant pre-approvals shall be presented to the Audit Committee at its next scheduled meeting. All audit and permissible non-audit services provided by the independent registered public accounting firm to the Company for fiscal 2009 and 2008 were pre-approved by the Audit Committee.

        The Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2009 with management and the Company's independent registered public accounting firm. The independent registered public accounting firm is responsible for expressing an opinion on the Company's audited consolidated financial statements, in conformity with accounting principles generally accepted in the United States, and for expressing an opinion of the effectiveness of the Company's internal control over financial reporting as of June 30, 2009, all in accordance with the standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm also discussed with the Audit Committee the quality of the Company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the consolidated financial statements, significant internal control matters and the results of the fiscal 2009 audit and all other matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Audit Committee received, reviewed and discussed the written disclosures and communications from the independent registered public accounting firm required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and discussed the independent registered public accounting firm's independence with the independent registered public accounting firm. Based on the preceding review and discussions contained in this paragraph, the Audit Committee determined that the audited consolidated financial statements for the fiscal year ended June 30, 2009 should be included in the Company's Annual Report on Form 10-K for filing with the SEC.

                      KENNETH H. JONES, JR. (CHAIRMAN)
                      JOHN R. CLAY
                      A.R. DIKE
                      JAMES H. GREER

Audit Fees

        The following table presents fees for professional audit services rendered by Deloitte & Touche for the audit of the Company's annual financial statements for the fiscal years ended June 30, 2009 and 2008; and fees for other services rendered by Deloitte & Touche LLP during those periods.

Deloitte & Touche LLP	Fiscal 2008	Fiscal 2009
Audit Services(1)	$1,323,000	$1,211,000
Audit-Related Services(2)	$542,750	$346,000
Tax Services(3)	$0	$325,000
All Other Services	$0	$0

Total Fees	$1,865,750	$1,882,000

(1)
Audit Services include the annual financial statement audit (including quarterly reviews, subsidiary audits and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company's consolidated financial statements). Audit Services includes fees for professional services to perform the attestation required by the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

(2)
Audit-Related Services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent registered public accounting firm. Audit-Related Services include, among other things, agreed-upon procedures and other services pertaining to the Company's securitization program and other warehouse credit facility reviews; the attestations required by the requirements of Regulation AB; and accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit Services."

(3)
Tax services include tax services related to tax compliance and related advice.

        The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the auditor's independence, and has determined such services for fiscal years 2009 and 2008 were compatible.

 OTHER BUSINESS
(Item 4)

        The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

Shareholder Proposals or Nominations

        From time to time, shareholders submit proposals that they believe should be voted on at the annual meeting or recommend persons who they believe should be nominated for election to the Board. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in the 2010 Proxy Statement. Any such shareholder proposals must be submitted, along with proof of ownership of Common Stock in accordance with Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended, to the Company, addressed to J. Michael May, Secretary, 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102. To be timely, a shareholder's submission must be delivered to or mailed and received at the principal executive offices of the Company no later than May 19, 2010. We strongly encourage any shareholder interested in submitting a proposal to contact the Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that the Company will include it in the Proxy Statement. The Nominating and Corporate Governance Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as nominees, see "Director Nomination Process" beginning on page 15.

        Alternatively, under the bylaws, if a shareholder does not want to submit a proposal for the 2010 Proxy Statement under Rule 14a-8, or intends to nominate a person as a candidate for election to the Board, the shareholder may submit the proposal or nomination not less than 60 days or more than 90 days prior to the first anniversary of the 2009 Annual Meeting. A submission given pursuant to this provision of the Company's bylaws will not be timely with respect to the Company's 2010 Annual Meeting unless duly given between July 29, 2010 and August 28, 2010. The shareholder's submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder's ownership of Common Stock. The Company will not entertain any proposals or nominations at the 2010 Annual Meeting that do not meet these requirements. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that it solicits to vote in accordance with its best judgment on any such shareholder proposal or nomination. To make a submission or to request a copy of the bylaws, shareholders should contact the Secretary by mail addressed to J. Michael May, Secretary, 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102. The Company strongly encourages any shareholder to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

        With respect to business to be brought before the 2009 Annual Meeting, the Company has not received any submissions from shareholders that the Company is required to include in this Proxy Statement.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      J. Michael May
                      Secretary

September 16, 2009
Fort Worth, Texas

 APPENDIX A

AMENDED AND RESTATED
SENIOR EXECUTIVE BONUS PLAN

SECTION 1
ESTABLISHMENT AND PURPOSE

        1.1    Purpose.    AmeriCredit Corp. hereby establishes the Amended and Restated Senior Executive Bonus Plan (the "Plan"). The Plan is intended to increase shareholder value and the success of the Company by motivating key executive (a) to perform to the best of their abilities, and (b) to achieve the Company's objectives. The Plan's goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to performance of the Company and its individual business units. The Plan is intended to qualify as performance based compensation under Code Section 162(m).

        1.2    Senior Executive Bonus Plan.    The Senior Executive Bonus Plan was first adopted by the Board of Directors on August 17, 2004 and by the shareholders of AmeriCredit Corp. on November 3, 2004.

        1.3    Effective Date.    The Plan shall be effective as of July 1, 2009, subject to the approval of a majority of the shares of the Company's common stock which are present in person or by proxy and entitled to vote at the 2009 Annual Meeting of Shareholders. As long as the Plan remains in effect, it shall be resubmitted to shareholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Code Section 162(m).

SECTION 2
DEFINITIONS

        The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

        2.1   "Actual Award" means as to any Plan Year, the actual award (if any) payable to a Participant for the Plan Year. An Actual Award is determined by the Payout Formula for the Plan Year, subject to the Committee's authority under Section 3.5 to reduce the award otherwise determined by the Payout Formula.

        2.2   "Base Salary" means as to any Plan Year, 100% of the Participant's annualized salary rate on the last day of the Plan Year. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

        2.3   "Board" means the Company's Board of Directors.

        2.4   "Code" means the Internal Revenue Code of 1986, as amended.

Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

        2.5   "Committee" means the committee appointed by the Board to administer the Plan. The Committee shall consist of no fewer than two members of the Board. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under Code Section 162(m).

  2.6
  "Company" means AmeriCredit Corp., a Texas corporation.

        2.7   "Determination Date" means as to any Plan Year, (a) the first day of the Plan Year, or (b) if later, no later than ninety (90) days from the beginning of the Plan Year.

        2.8   "Disability" means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

        2.9   "Maximum Award" means as to any Participant for any Plan Year, five million ($5,000,000) dollars. The Maximum Award is the maximum amount which may be paid to a Participant for any Plan Year.

        2.10 "Participant" means as to any Plan Year, an officer of the Company who has been elected by the Committee for participation in the Plan for that Plan Year.

        2.11 "Payout Formula" means as to any Plan Year, the formula or payout matrix established by the Committee pursuant to Section 3.4, below, in order to determine the Actual Awards (if any) to be paid to Participants. The Payout Formula may differ from Participant to Participant.

        2.12 "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Plan Year. As determined by the Committee, the Performance Goals applicable to each Participant shall provide for a targeted level or levels of achievement, expressed either as a dollar amount or percentage on an actual or relative basis, using one or more of the following measures: (a) annual revenue, (b) earnings (or loss) per share, (c) net income (or loss), (d) return on managed assets, (e) origination volume, (f) origination profitability, (g) return on equity, (h) net charge-offs, (i) recoveries, (j) net interest margin, (k) cash collections, (l) delinquencies, (m) operating expenses, (n) book value, (o) tangible net worth, (p) liquidity, (q) leverage ratio, (r) stock price targets, and (s) measurable individual objectives. The Performance Goals may differ from Participant to Participant. The Committee, in its sole discretion, may adjust Performance Goals on or prior to the Determination Date to take into account any extraordinary, unusual, infrequent or non-recurring items, including but not limited to, any of the following events that may occur during a Plan Year: (i) impairment of tangible or intangible assets, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, including, but not limited to, reductions in force and early retirement incentives, and (v) currency fluctuations.

        2.13 "Plan Year" means the 2010 fiscal year of the Company and each succeeding fiscal year of the Company.

        2.14 "Target Award" means the target award payable under the Plan to a Participant for the Plan Year, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

        3.1    Selection of Participants.    On or prior to the Determination Date, the Committee, in its sole discretion, shall select the officers of the Company who shall be Participants for the Plan Year. In selecting Participants, the Committee shall choose officers who are likely to have a significant impact on the performance of the Company. Participation in the Plan is in the sole discretion of the Committee, and on a Plan Year by Plan Year basis. Accordingly, an officer who is a Participant for a given Plan Year in no way is guaranteed or assured of being selected for participation in any subsequent Plan Year or Years.

        3.2    Determination of Performance Goals.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Plan Year. Such Performance Goals shall be set forth in writing.

        3.3    Determination of Target Awards.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant's Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

        3.4    Determination of Payout Formula or Formulae.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's Target Award if the Performance Goals for the Plan Year are achieved, and (d) provide for an Actual Award greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no Participant's Actual Award under the Plan may exceed his or her Maximum Award.

        3.5    Determination of Actual Awards.    After the end of each Plan Year, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Plan Year were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, (a) the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, (b) if a Participant terminates employment with the Company for a reason other than Disability or death on or after the end of the Plan year but prior to the date the Actual Award for the Plan Year is paid, the Committee may, in its sole discretion, pay, withhold or reduce the Actual Award, and (c) if a Participant terminates employment with the Company for a reason other than Disability or death prior the end of the Plan year he or she shall not be entitled to the payout of an Actual Award for the Plan Year. The Committee, in its discretion, may pay a Participant all or a portion of the Target Award actually earned for the Plan Year if a Participant terminates employment with the Company due to Disability or death prior to the date the Actual Award for the Plan Year is paid.

SECTION 4
PAYMENT OF AWARDS

        4.1    Right to Receive Payment.    Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

        4.2    Timing of Payment.    Payment of each Actual Award shall be made within two and one-half calendar months after the end of the Plan Year during which the Award was earned.

        4.3    Form of Payment.    Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, on or prior to the Determination Date, the Committee, in its sole discretion, may determine that any Actual Award, in whole or in part, will be payable in the form of a restricted stock unit bonus or phantom stock unit bonus granted under one of the Company's equity compensation plans. The number of shares granted shall be determined by dividing the cash amount of the Actual Award by the fair market value of a share of Company common stock on the date that the cash payment otherwise would have been made. Any restricted stock unit bonus or any phantom stock unit so awarded shall be fully vested, subject to such holding period restrictions as may be necessary to comply with applicable securities laws and may be payable at some future date at the sole discretion of the Committee.

        4.5    Payments in the Event of Death.    If a Participant dies prior to the payment of an Actual Award earned by him or her for a prior Plan Year, the Actual Award shall be paid to his or her estate.

SECTION 5
ADMINISTRATION

        5.1    Committee is the Administrator.    The Plan shall be administered by the Committee.

        5.2    Committee Authority.    The Committee shall have all discretion and authority necessary or appropriate to administer the Plan and to interpret the provisions of the Plan, consistent with qualification of the Plan as performance-based compensation under Code Section 162(m). Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons, and shall be given the maximum deference permitted by law.

        5.3    Tax Withholding.    The Company shall withhold all applicable taxes from any payment, including any federal, foreign, state and local taxes.

SECTION 6
GENERAL PROVISIONS

        6.1    Nonassignability.    A Participant shall have no right to assign or transfer any interest under this Plan.

        6.2    No Effect on Employment.    The establishment and subsequent operation of the Plan, including eligibility as a Participant, shall not be construed as conferring any legal or other rights upon a Participant for the continuation of his or her employment of any Plan Year or any other period. Generally, employment with the Company is on an at will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time and without regard to when during a Plan Year such exercise occurs, to terminate any individual's employment without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

        6.3    No Individual Liability.    No member of the Committee or the Board, or any officer of the Company, shall be liable for any determination, decision or action made in good faith with respect to the Plan or any award under the Plan.

        6.4    Severability; Governing Law.    If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Texas, with the exception of Texas' conflict of laws provision.

        6.5    Affiliates of the Company.    Requirements referring to employment with the Company or payment of awards may, in the Committee's discretion, be performed through the Company or any affiliate of the Company.

SECTION 7
AMENDMENT AND TERMINATION

        7.1    Amendment and Termination.    The Board may amend or terminate the Plan at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan's qualification under Code Section 162(m), any such amendment shall be subject to shareholder approval.

AMERICREDIT CORP.

801 CHERRY STREET

SUITE 3500

FORT WORTH, TX 76102

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICREDIT CORP.	FOR	WITHHOLD	For All
	ALL	ALL	Except

The Board of Directors recommends that you vote FOR the following persons to hold office until the Annual Meeting of Shareholders in 2012 or until their successors have been duly elected and have qualified:

	☐	☐	☐

1.	Election of Directors

Nominees:

01) Daniel E. Berce
02) Bruce R. Berkowitz
03) Ian M. Cumming
04) James H. Greer

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ______________________________

The Board of Directors recommends you vote FOR the following proposals:		FOR	AGAINST	ABSTAIN

2.	Proposal to adopt the Amended and Restated Senior Executive Bonus Plan.	☐	☐	☐

3.	Proposal to ratify the appointment of Deloitte & Touche LLP as accountants for the fiscal year ending June 30, 2010.	☐	☐	☐

NOTE: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s)appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

AMERICREDIT CORP.

Annual Meeting of Shareholders

October 27, 2009 10:00 AM

This Proxy is solicited by the Board of Directors

The undersigned hereby appoints Clifton H. Morris, Jr. and Daniel E. Berce, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of the Common Stock of AmeriCredit Corp. (the "Company"), held of record by the undersigned on August 28, 2009, at the Annual Meeting of Shareholders of the Company to be held on October 27, 2009, at 10:00 a.m. (Central Time), at The Fort Worth Club, 306 West Seventh Street, Fort Worth, Texas 76102, and any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

QuickLinks

GENERAL INFORMATION
QUORUM AND VOTING
PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT
ELECTION OF DIRECTORS (Item 1)
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
COMPENSATION COMMITTEE REPORT
Summary Compensation Table
Grants of Plan-Based Award
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested Table
Clifton H. Morris, Jr.
Daniel E. Berce
Chris A. Choate
Steven P. Bowman
Kyle R. Birch
Brian S. Mock
PROPOSAL TO ADOPT THE AMENDED AND RESTATED SENIOR EXECUTIVE BONUS PLAN (Item 2)
RATIFICATION OF SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 3)
OTHER BUSINESS (Item 4)
  APPENDIX A
AMENDED AND RESTATED SENIOR EXECUTIVE BONUS PLAN SECTION 1 ESTABLISHMENT AND PURPOSE